Stagwell Marketing Group LLC and Subsidiaries
Index to Consolidated Financial Statements

INDEPENDENT AUDITORS’ REPORT
To the Management of Stagwell Marketing Group LLC
We have audited the accompanying financial statements of Stagwell Marketing Group LLC and subsidiaries (the “Company”), which comprise the balance sheet as of December 31, 2020, and the related consolidated statement of operations and comprehensive income, changes in equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stagwell Marketing Group LLC and its subsidiaries as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Predecessor Auditors’ Opinion on 2019 Financial Statements
The financial statements of the Company as of and for the year ended December 31, 2019 were audited by other auditors whose report, dated June 2, 2020 (except for the change in the manner in which the Company accounts for leases as discussed in Note 4 to the consolidated financial statements, except for the effects of the reorganization of entities under common control as discussed in Note 5 to the consolidated financial statements and except for the change in composition of reportable segments as discussed in Note 18 to the consolidated financial statements, as to which the report is dated January 18, 2021), expressed an unmodified opinion on those statements.
/s/ DELOITTE & TOUCHE LLP
New York, NY
March 6, 2021

Stagwell Marketing Group LLC and Subsidiaries
Consolidated Balance Sheets
(in thousands)	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$92,457	$63,860
Accounts receivable, net	225,733	196,511
Expenditures billable to clients	11,063	21,137
Other current assets	36,433	23,242
Total current assets	365,686	304,750
Investments	14,256	18,899
Property and equipment, net	35,614	32,571
Goodwill	351,725	325,185
Intangible assets, net	186,035	196,567
Right-of-use assets – operating leases	57,752	71,723
Other assets	2,787	1,094
Total assets	$1,013,855	$950,789
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$147,826	$139,507
Accruals and other liabilities	89,562	68,513
Current maturities of long-term debt	994	994
Advanced billings	66,418	57,864
Current portion of operating lease liabilities	19,579	17,488
Current portion of deferred acquisition consideration (Note 12)	12,579	64,845
Total current liabilities	336,958	349,211
Long-term debt, net	198,024	158,460
Long-term portion of deferred acquisition consideration (Note 12)	5,268	—
Lease liabilities – operating leases	52,606	67,463
Deferred tax liabilities, net	16,050	21,408
Other liabilities	5,802	2,108
Total liabilities	614,708	598,650
Commitments and contingencies (Note 12)
Redeemable noncontrolling interest (Note 14)	604	3,602
Member’s equity	358,756	316,960
Noncontrolling interest	39,787	31,577
Total equity	398,543	348,537
Total liabilities, redeemable noncontrolling interest and equity	$1,013,855	$950,789

Stagwell Marketing Group LLC and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
	Years ended December 31,
(in thousands)	2020	2019
Revenue	$888,032	$628,666
Operating expenses:
Cost of services sold	571,588	376,280
Office and general expenses	191,679	175,962
Depreciation and amortization	41,025	35,729
Total operating expenses	804,292	587,971
Operating income	83,740	40,695
Other expenses, net:
Interest expense, net	(6,223)	(8,659)
Other expense, net	(177)	(1,144)
Income before taxes and equity in earnings (losses) of unconsolidated affiliates	77,340	30,892
Provision for income taxes	(5,937)	(10,004)
Income before equity in earnings (losses) of unconsolidated affiliates	71,403	20,888
Equity in earnings (losses) of unconsolidated affiliates	58	(158)
Net income	71,461	20,730
Less: Net income attributable to noncontrolling interests	18,231	2,326
Less: Net (loss) income attributable to redeemable noncontrolling interests	(3,126)	1,263
Net income attributable to Member	$56,356	$17,141
Other comprehensive (loss) income, net of income taxes:
Net income attributable to Member	$56,356	$17,141
Net unrealized (loss) gain on available for sale investment	(5,156)	1,539
Foreign currency translation adjustments	2,371	4,202
Total other comprehensive (loss) income, net of income taxes	(2,785)	5,741
Comprehensive income attributable to Member	$53,571	$22,882

Stagwell Marketing Group LLC and Subsidiaries
Consolidated Statements of Changes in Equity
(in thousands)	Member’s equity	Noncontrolling interest	Total equity
Balance at December 31, 2018	$264,169	$40,040	$304,209
Capital contributions	59,724	—	59,724
Distributions	(38,032)	(2,180)	(40,212)
Net income attributable to Member and noncontrolling interests	17,141	2,326	19,467
Other comprehensive income, net	5,741	—	5,741
Changes in redemption value of redeemable noncontrolling interest	(392)	—	(392)
Purchase of units from noncontrolling interest	8,609	(8,609)	—
Balance at December 31, 2019	316,960	31,577	348,537
Capital contributions	95,434	—	95,434
Distributions	(108,468)	(7,075)	(115,543)
Net income attributable to Member and noncontrolling interests	56,356	18,231	74,587
Other comprehensive loss, net	(2,785)	—	(2,785)
Changes in redemption value of redeemable noncontrolling interest	(128)	—	(128)
Purchase of units from noncontrolling interest	1,387	(2,946)	(1,559)
Balance at December 31, 2020	$358,756	$39,787	$398,543

Stagwell Marketing Group LLC and Subsidiaries
Consolidated Statements of Cash Flows
	Years ended December 31,
(in thousands)	2020	2019
Cash flows from operating activities
Net income	$71,461	$20,730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,025	35,729
Debt issuance cost amortization	811	728
Provision for bad debt expense	6,222	970
Deferred tax benefit	(5,463)	(560)
Changes in fair value of investments in unconsolidated affiliates	518	350
Changes in deferred acquisition consideration	4,520	15,651
Interest from preferred investments	(600)	(600)
Equity in earnings (losses) of unconsolidated affiliates, net of dividends received	(58)	158
Transaction costs contributed by Stagwell Media LP	10,160	—
Foreign currency transaction loss on foreign denominated debt	721	—
Loss on disposal of fixed assets	—	386
Changes in assets and liabilities:
Accounts receivable	(26,805)	(41,681)
Expenditures billable to clients	10,078	(997)
Other assets	(10,461)	(9,979)
Accounts payable	5,606	32,757
Accruals and other liabilities	22,922	904
Advanced billings	7,423	10,300
Net cash provided by operating activities	138,080	64,846
Cash flows from investing activities
Purchases of property and equipment	(12,099)	(12,472)
Acquisitions, net of cash acquired	(14,732)	(5,615)
Acquisitions of intangible assets	(1,895)	—
Loan to related party	(295)	—
Net cash used in investing activities	(29,021)	(18,087)
Cash flows from financing activities
Payment of contingent consideration	(500)	(500)
Payment of deferred consideration	(1,000)	(2,000)
Payment of long-term debt	(126,994)	(169,770)
Proceeds from long-term debt	167,000	175,203
Debt issuance costs	(3,099)	(1,784)
Distributions	(115,543)	(40,212)
Purchase of noncontrolling interest	(1,559)	—
Contributions	1,554	4,044
Net cash used in financing activities	(80,141)	(35,019)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(321)	343
Net increase in cash, cash equivalents and restricted cash	28,597	12,083
Cash, cash equivalents and restricted cash at beginning of period	63,860	51,777
Cash, cash equivalents and restricted cash at end of period	$92,457	$63,860
Supplemental cash flow information:
Cash interest paid	$(9,287)	$(12,100)
Income taxes paid	(10,714)	(8,588)
Non-cash investing and financing activities:
Acquisitions of business	(23,720)	(69,233)
Acquisitions of noncontrolling interest	—	(15,560)
Net unrealized (loss) gain on available for sale investment	(5,156)	1,539
Non-cash contributions included in Member’s equity	93,880	71,240
Non-cash debt proceeds	—	18,000
Non-cash payment of deferred acquisition consideration	(64,345)	—

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
1.   Business Description
Stagwell Marketing Group LLC (the “Company,” or “SMG”) is a Delaware company that was formed on March 9, 2017 and is governed by the terms and conditions of a limited liability agreement effective as of the same date. Stagwell Media LP (the “Member”, “Stagwell Media” or the “Fund”), is a private equity fund that owns all interests in Stagwell Marketing Group through a wholly owned holding company named Stagwell Marketing Group Holdings LLC. The Fund is managed by a registered investment advisor named The Stagwell Group LLC (“Stagwell Group” or the “Manager”).
On March 9, 2017 Stagwell Media formed two holding company subsidiaries, Stagwell Marketing Group Holdings LLC and Stagwell Marketing Group. The companies were formed in contemplation of holding all of Stagwell Media’s operating investments. Under a single entity, the Company could realize cost savings under enterprise level vendor arrangements, better serve the Company’s customers with an integrated offering, and more effectively report the operating results of the Company’s businesses. The transaction was effectuated by way of a contribution agreement dated March 13, 2017, which contributed all the Fund interests in the existing businesses as of the execution date to Stagwell Marketing Group. This transaction has been accounted for at historical cost as a transaction under common control. The Company’s equity structure is a non-unitized single member limited liability company (“LLC”), therefore all components of equity attributable to the Member are reported within Member’s Equity on the Consolidated Balance Sheets and Consolidated Statements of Changes in Equity.
The Company owns the membership interests of small and mid-sized marketing services companies that create customized marketing programs for clients that range in scale from regional and local clients to large global marketers. The Company’s equity positions usually include, but are not limited to, partner and membership interests, common and preferred stock as well as call and put options.
As of December 31, 2020, the Company has six reportable segments with its Corporate function reported separately. The Company’s segments aggregate its operating companies (referred to as “Brands”) based on the services provided, comparable marketing verticals serviced, and comparability of economic performance. The Company’s segments are as follows: 1. Digital Transformation and Performance Marketing (“Digital — Marketing”), 2. Digital Content (“Digital — Content”), 3. Research for Technology and Entertainment (“Research — Technology”), 4. Research for Corporate (“Research — Corporate”), 5. Marketing Communications for Public Affairs and Corporate Communication (“Communications, Public Affairs and Advocacy”), and 6. All Other Brands (“All Other”). Refer to Note 18 — Segment Information for further information.
On March 11, 2020, the World Health Organization announced a new strain of coronavirus (“COVID-19”) was reported worldwide, resulting in COVID-19 being declared a pandemic, and on March 13, 2020 the U.S. President announced a National Emergency relating to the disease. The spread of COVID-19 has caused significant volatility in the United States and international markets and, in many industries, business activity has virtually shut down entirely. While it is difficult to predict the full scale of the impact, including whether any such impact could materially impact operations and cash flows, some of the Company’s Brands have experienced a negative impact to their operating results for the year ended December 31, 2020, primarily due to a downturn in the industries their customers operate in. The Company has taken actions to address the impact of the pandemic, such as working closely with clients, reducing expenses and monitoring liquidity. The impact of the pandemic and the corresponding actions are reflected in the Company’s judgments, assumptions and estimates in the preparation of the consolidated financial statements. However, if the duration of the COVID-19 pandemic is longer and the operational impact is greater than estimated, the judgments, assumptions and estimates will be updated and could result in different results in the future.
The Company also adopted a remote-work policy and other physical distancing policies for its offices. The Company does not anticipate these policies to have any adverse impact on its ability to continue to operate its business.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
On September 30, 2020, the Stagwell Group contributed 100% of the assets and liabilities of RepDef Holdings LLC and its subsidiaries, (collectively “Reputation Defender”), to a wholly owned subsidiary of the Company. In accordance with Accounting Standards Codification (“ASC”) 805:Business Combinations (“ASC 805”), the contribution is accounted for as a transaction among entities under common control due to the Stagwell Group controlling both the Company and Reputation Defender. As a result, the assets acquired and liabilities assumed are included in the Company’s consolidated financial statements at their respective carry-over basis, and are recorded in the Company’s consolidated financial statements as of the earliest date of the periods presented. Refer to Note 5 — Common Control Acquisition for further information.
On December 21, 2020, the Fund reached a definitive agreement with MDC Partners, Inc. (“MDC”) for a potential merger between the Company and MDC (the “Proposed MDC Transaction”). The definitive agreement is subject to customary closing procedures for transactions of this nature and subject to several conditions, including obtaining relevant third-party consents. The definitive agreement allows for certain conditions under which the agreement can be terminated, including in instances where the required regulatory approvals are not obtained. No assurances can be given regarding the likelihood of obtaining such consents, obtaining such regulatory approvals, or ultimately completing the Proposed MDC Transaction. Refer to Note 20 — Subsequent Events for further information related to the Proposed MDC Transaction.
2.   Summary of Significant Accounting Policies
Basis of Presentation
These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).
Principles of Consolidation
The Company’s consolidated financial statements include the accounts of its consolidated subsidiaries, some of which are not wholly owned. All intercompany transactions have been eliminated in consolidation.
Noncontrolling Interest
The Company recognizes the noncontrolling interests that were created as part of a business combination at fair value as of the date of the transaction.
When acquiring less than 100% ownership of an entity, the Company may enter into agreements with the noncontrolling interest holders that offer the ability to tender their membership interests for redemption by the Company or the related subsidiary under certain circumstances. The Company presents noncontrolling interests as permanent equity when the option to redeem the incremental ownership is within the control of the Company. Noncontrolling interest holders have usual and customary voting and other rights under the respective operating agreements and/or governing documents as they pertain to the class of equity held.
Net income or loss of the Company’s subsidiaries are allocated to its noncontrolling interests based on the noncontrolling interests’ ownership percentages in the subsidiary.
Redeemable Noncontrolling Interest
The Company enters into contractual arrangements under which noncontrolling shareholders may require the Company to purchase such noncontrolling shareholders’ incremental ownership interests under certain circumstances. The redemption date value under these contractual arrangements are not a fixed amount, but rather is dependent upon various valuation formulas, such as the average earnings of the relevant subsidiary through the date of exercise or the growth rate of the earnings of the relevant subsidiary during that period. These contractual arrangements are contingently redeemable at the option of the

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
noncontrolling shareholder and are presented in Redeemable noncontrolling interest on the Consolidated Balance Sheets at its acquisition date fair value, plus net income or loss attributable to the redeemable noncontrolling interest in accordance with ASC 810, Consolidation, which is based on the noncontrolling interests’ ownership percentage in the subsidiary. The options are only adjusted to their redemption date value at such point in time that the options are deemed to be currently redeemable by the Company, and if determined to be greater than the cumulative net income allocated to the noncontrolling interests in accordance with ASC 810, Consolidation.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make judgments, assumptions and estimates that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the reporting date and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are used in the allocation of fair value of purchase consideration, deferred acquisition consideration, redeemable noncontrolling interests, goodwill and intangible assets, property and equipment, income taxes, and revenue recognition. These estimates are evaluated on an ongoing basis and are based on historical experience and other assumptions that the Company believes are reasonable under the circumstances. These estimates require the use of assumptions about future performance, which are uncertain at the time of estimation. To the extent actual results differ from the assumptions used, results of operations and cash flows could be materially impacted. Further, the uncertainty over the ultimate impact COVID-19 will have on the global economy and the Company’s business makes any estimates and assumptions as of December 31, 2020 inherently less certain than they would be absent the current and potential impacts of COVID-19. Actual results could differ from those estimates.
Concentrations of Credit Risk
The financial instruments that could potentially subject the Company to concentrations of credit risk consist of cash deposits and trade receivables. All cash, cash equivalents and restricted cash are held at financial institutions that management believes to be of high credit quality. Domestically, cash, cash equivalents and restricted cash from time-to-time may exceed federally insured limits set by the Federal Deposit Insurance Company (“FDIC”), and international cash balances may not qualify for foreign government insurance programs. To date, the Company has not experienced any losses on cash, cash equivalents and restricted cash.
Exposure to losses on trade receivables is principally dependent on each customer’s financial condition. To manage the credit risk associated with trade receivables, the Company evaluates the creditworthiness of customers, monitors exposure for credit losses and maintains a provision for bad debt expense. The Company does not believe its exposed to a concentration of credit risk. As of and for the years ended December 31, 2020, and 2019, no individual customer accounted for more than 10% of the Company’s consolidated revenue and accounts receivable, with no individual country other than the United States accounting for more than 10% of the Company’s consolidated revenue for the years ended December 31, 2020 and 2019. Refer to Note 3 — Revenue for further information.
Cash, Cash Equivalents and Restricted Cash
Cash consists of cash maintained in checking and other operating accounts. The Company invests in money market funds which are classified as cash equivalents. When investments in a SEC-registered money market fund meet the qualifications of Investment Company Act Rule 2a-7, investors in the fund are permitted to classify their investments as cash equivalents. In addition, a floating rate NAV money market fund would meet the definition of a cash equivalent except in the event credit or liquidity issues arise, including the enactment of liquidity fees or redemption gates. The Company has evaluated the classification of the money market funds as of December 31, 2020 and 2019, and determined that they are appropriately classified as cash equivalents as there are no known credit or liquidity issues.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020, the Company had $0.5 million of restricted cash on hand. The restricted cash is held in a separate bank account in order to pay healthcare providers for claims incurred by the plan participants. As of December 31, 2019, the Company had no restricted cash on hand.
Accounts Receivable
Accounts receivable includes both receivables billed to customers and unbilled receivables, net of the allowance for doubtful accounts in the Consolidated Balance Sheets. Accounts receivable also includes expenditures that have been billed to customers for pass through media and production costs. Typically, customers are invoiced monthly or based on a billing schedule that is defined by the contract.
The Company extends credit based on a customer’s financial condition and does not require collateral, and utilizes the allowance method to calculate an estimate for uncollectible accounts. The allowance for doubtful accounts is based on the Company’s evaluation of the collectability of accounts receivable and the reserve it records is equal to the estimated uncollectible amounts.
Expenditures billable to clients
Expenditures billable to clients consists principally of outside vendor costs incurred on behalf of clients when providing services that have not yet been invoiced to clients. Typically, customers are invoiced monthly or based on a billing schedule that is defined by the contract.
Investments
The Company employs the equity method of accounting for investments where it can exercise significant influence, but the investment does not meet the criteria for consolidation. This is generally represented by a common stock ownership or an equity interest of at least 20 percent, but not more than 50 percent. Under the equity method, the investment is recorded initially at cost and subsequently adjusted for the Company’s share of earnings as well as contributions and distributions in accordance with respective operating agreements and/or governing documents of these subsidiaries. Earnings and impairment charges of an equity method investee are reported in the Company’s Consolidated Statements of Operations and Comprehensive Income as equity in earnings (losses) of unconsolidated affiliates.
Management reviews all investments that are accounted for under the equity method of accounting each reporting period for impairment. As of December 31, 2020, and 2019, no equity investments were impaired.
Investments also include preferred shares in Finn Partners, Inc. (“Finn Partners”), which are accounted for as available-for-sale debt investments consistent with the guidance in ASC 320, Investments — Debt and Equity Securities. Available-for-sale debt investments are carried at fair value, with unrealized gains and losses recorded in other comprehensive income in the Consolidated Statements of Operations and Comprehensive Income. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in other expense, net in the Consolidated Statements of Operations and Comprehensive Income. The cost of securities sold is based on the specific identification method. Interest on the preferred shares classified as available-for-sale are included in interest expense, net. There were no impairment losses related to available-for-sale investments for the years ended December 31, 2020 and 2019.
Prepaid Expenses and Other Assets
Prepaid expenses, which are contained in other current assets on the Consolidated Balance Sheets, and other assets are expenditures made in advance of when the economic benefit of the cost will be realized. These accounts will be expensed in future periods with the passage of time or when a triggering event occurs.
Property and Equipment, Net
Property and equipment consist of furniture and fixtures, computer equipment and software, capitalized software and leasehold improvements that are stated at cost, net of accumulated depreciation.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Property and equipment are depreciated using the straight-line method over the estimated useful lives, as follows:
Useful Lives
Computer equipment and software	3 – 5 years
Furniture and fixtures	7 years
Capitalized software	3 – 5 years
Leasehold improvements	shorter of remaining lease term or useful life
Additions and improvements are capitalized, while replacements, maintenance, and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the balance sheet and any resulting gain or loss is included in the results of operations in the period of disposition.
The Company capitalizes software development and acquisition costs incurred in connection with developing software for licensing to clients and internal use. Costs incurred in the preliminary stages of development are expensed as incurred. Once the development stage is reached, the Company capitalizes software costs incurred on new applications or upgrades to existing platforms.
Capitalized software is included in property and equipment in the accompanying Consolidated Balance Sheets. Depreciation expense related to the capitalized software was $3.1 million and $1.4 million for the years ended December 31, 2020 and 2019, respectively, and is included in Depreciation and amortization expenses in the accompanying Consolidated Statements of Operations and Comprehensive Income. The net book value of capitalized software was $15.4 million and $11.1 million as of December 31, 2020 and 2019, respectively.
Deferred Acquisition Consideration
Certain acquisitions include an initial payment at closing and provide for future additional contingent payments. These payments are typically contingent upon the acquired businesses reaching certain profit and/or growth targets. In instances where such contingent payments require sellers’ continuous employment with the Company after the transaction, they are recorded as compensation expense in the Consolidated Statements of Operations and Comprehensive Income. The related liability is measured using management’s best estimate of such future payments and is recorded as a deferred acquisition consideration liability in the Consolidated Balance Sheets. At each reporting date, the Company models each business’ future performance, including revenue growth and free cash flows, to estimate the value of each deferred acquisition consideration liability. Subsequent changes to the liability are recorded in results of operations. When contingent payment arrangements do not require continuous employment, they are initially recorded as purchase consideration at fair value and are subsequently remeasured at fair value at each reporting date with any changes recorded in Office and general expenses on the Consolidated Statements of Operations and Comprehensive Income.
Goodwill
Goodwill is the result of the excess of the consideration transferred over the fair value of tangible net assets and identifiable intangible assets of businesses acquired.
Goodwill is tested annually for impairment and at any time upon the occurrence of certain events or substantive changes in circumstances that indicate the carrying amount of goodwill may not be recoverable. The Company has the option to perform a qualitative assessment to determine if an impairment is “more likely than not” to have occurred. If the Company can support the conclusion that the fair value of a reporting unit is greater than its carrying amount under the qualitative assessment, the Company would not need to perform the quantitative impairment test for that reporting unit. If the Company cannot support such a

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
conclusion or the Company does not elect to perform the qualitative assessment, then the Company must perform the quantitative impairment test. The Company performs a one-step quantitative test and records the amount of goodwill impairment, if any, as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit.
The Company determines the fair value of its reporting units using a weighted average approach of discounted cash flow analysis, which often includes the use of significant judgments and estimates, and further reviews recent available sale transactions of comparable businesses that operate in similar industries to its reporting units. The significant estimates and assumptions include: a) the amount and timing of future cash flows, b) working capital requirements, c) estimation of a long-term growth rate, and d) the determination of an appropriate discount rate. The discount rate utilized in the analysis was based on the reporting unit’s weighted average cost of capital (“WACC”), which takes into account the weighting of each component of capital structure and represents the expected cost of new capital, adjusted as appropriate to consider the risk inherent in future cash flows of the reporting unit. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment.
The Company has historically tested goodwill for impairment as of December 31 during each fiscal year; however, in 2020 the Company changed the date of its annual goodwill impairment test to October 1 in order to allow for more time to complete the test due to the Proposed MDC Transaction and the Company becoming a public issuer. The Company does not believe that this change in goodwill impairment testing date represents a material change in accounting principle as the change did not have a material effect to the consolidated financial statements in light of the continuing requirement to assess goodwill impairment in the presence of certain indicators and the excess of fair value over carrying value at both dates.
Further to the required annual test of impairment of goodwill, the Company identified certain triggering events related to the impact of COVID-19 on certain of its Brands that required the Company to perform an interim impairment test of goodwill.
Based on the goodwill impairment analysis performed as of October 1, 2020 and December 31, 2019, and the interim goodwill impairment analysis performed on June 30, 2020, no impairment loss was recorded. There were no accumulated impairment losses related to goodwill as of December 31, 2020 and 2019.
The following tables summarizes goodwill for each of the Company’s reportable segments (in thousands):
Reportable Segment	December 31, 2019	Acquisitions	Currency Translation	December 31, 2020
Digital – Marketing	$160,641	$7,507	$701	$168,849
Digital – Content	83,335	—	2,057	85,392
Research – Technology	23,817	—	—	23,817
Research – Corporate	19,151	—	—	19,151
Communications, Public Affairs & Advocacy	33,258	16,275	—	49,533
All Other	4,983	—	—	4,983
Total	$325,185	$23,782	$2,758	$351,725

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Reportable Segment	December 31, 2018	Acquisitions	Currency Translation	December 31, 2019
Digital – Marketing	$137,491	$21,992	$1,158	$160,641
Digital – Content	38,623	43,455	1,257	83,335
Research – Technology	23,817	—	—	23,817
Research – Corporate	19,151	—	—	19,151
Communications, Public Affairs & Advocacy	33,258	—	—	33,258
All Other	4,983	—	—	4,983
Total	$257,323	$65,447	$2,415	$325,185
Intangible Assets, Net
The Company’s intangible assets include purchased intangible assets with determinable useful lives. These intangible assets consist of customer relationships, tradenames and trademarks, airline relationships, noncompete agreements, advertiser relationships and other intangible assets, and are amortized over their respective useful lives noted below:
Useful Lives
Customer relationships	3 – 15 years
Tradenames and trademarks	5 – 20 years
Airline relationships	4 years
Noncompete agreements	2 – 7 years
Advertiser relationships	3 years
Association relationships	18 years
Recovery of Long-Lived Assets
Long-lived assets, such as property and equipment, capitalized software and purchased intangible assets that are amortized, are evaluated for recoverability when there is an indication of potential impairment or when the useful lives are no longer appropriate. If the undiscounted cash flows from a group of assets being evaluated is less than the carrying value of that group of assets, the fair value of the asset group is determined and the carrying value of the asset group is written down to fair value and an impairment loss is recognized for the difference between the fair value and carrying value.
Assets to be disposed or classified as held for sale at the end of a reporting period are reported at the lower of the carrying amount or fair value, less costs to sell.
As of December 31, 2020, and 2019, no long-lived assets were impaired and no assets have been identified as being held for disposal.
Revenue Recognition
Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration expected to be received in exchange for those goods or services. Revenue is recognized as the Company’s performance obligations are satisfied. The Company’s revenue is primarily derived from the provision of marketing and communications services which includes: Digital Marketing, which includes the development of websites and content management systems, execution of performance marketing campaigns, and/or execution of targeted digital advertising; Digital Content, which includes the creation, production and distribution of media in execution of a customer’s marketing campaigns; Research, which includes the development and execution of custom consumer surveys as well as reporting on the insights and analytics that will inform a customer’s development of products and/or communication strategies;

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
and Communications, public affairs and advocacy, which includes consulting services that manage a marketer’s reputation with the public through traditional media, social media, and in-person engagements, as well as utilizing digital channels to mobilize and raise funds from supporters and constituents to support political candidates and issue organizations in the public arena. Revenue is recorded net of sales, use and value added taxes.
In substantially all the Company’s Brands, the performance obligation is to provide marketing and communications services to accomplish the specified engagement with the customer. The Company’s client contracts involve fees based on any one or a combination of the following: an agreed fee for the level of effort expended by the Company’s employees; commissions based on the client’s spending for media purchased from third parties or based on the amounts raised for a client’s political campaign; and when the Company is primarily responsible for the services and controls the third-party vendor services, the costs for these third-party vendor services are included in revenue. Where applicable, the transaction price of a contract is allocated to each distinct performance obligation based on its relative stand-alone selling price, either through an observable price when the service is sold separately or an estimate, predominantly based on an expected cost plus margin, and is recognized as revenue when, or as, the performance obligation is satisfied. Clients typically receive and consume the benefit of the Company’s services as they are performed. Client contracts typically provide that the Company is compensated for services performed to date and allow for cancellation by either party on short notice without penalty.
Many of the Company’s contracts consist of a single performance obligation. The Company does not consider the underlying activities as separate or distinct performance obligations because its services are highly interrelated, and the integration of the various components is essential to the overall promise to the Company’s customer. In certain of the Company’s client contracts, the performance obligation is a stand-ready obligation because the Company provides a constant level of similar services over the term of the contract.
Revenue is predominantly recognized over time, as the services are performed, because the client receives and consumes the benefit of the Company’s performance throughout the contract period, or an asset is created with no alternative use and are contractually entitled to payment for performance to date in the event the client terminates the contract for convenience. For these over time contracts, other than when the Company has a stand-ready obligation to perform services in the form of a retainer or when its providing online subscription-based hosted services, revenue is generally recognized over time using input measures that correspond to the level of staff effort expended to satisfy the performance obligation, in certain instances, using the right to invoice practical expedient. To a lesser extent, revenue is recognized using output measures, such as impressions or ongoing reporting. For client contracts where the Company has a stand-ready obligation to perform services on an ongoing basis over the life of the contract, where the scope of these arrangements includes an undefined number of broad activities and there are no significant gaps in performing the services, the Company recognizes revenue using a time-based measure resulting in a straight-line revenue recognition. For client contracts where the Company is providing online subscription-based hosted services, it recognizes revenue ratably over the contract term. Occasionally, there may be changes in the client service requirements during the term of a contract and the changes could be significant. These changes are typically negotiated as new contracts covering the additional requirements and the associated costs, as well as additional fees for the incremental work to be performed that are negotiated at the stand-alone selling price based on an observable price when the service is sold separately or an estimate, predominantly based on an expected cost plus margin.
For contracts where the transaction price is derived from commissions based on a percentage of purchased media from third parties, the performance obligation is not satisfied until the media is run, and the Company has an enforceable contract providing a right to payment. Accordingly, revenue for commissions is recognized at a point in time.
Some of the Company’s client arrangements include variable consideration provisions, primarily related to certain commissions. Variable consideration for Brands that provide media buying services is recorded to revenue when earned and when the variability is resolved, typically when the media is run.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Principal vs. Agent Considerations
Many of the Company’s Brands incur third-party costs on behalf of clients, including direct costs and incidental, or out-of-pocket costs. Third-party direct costs incurred in connection with the delivery of marketing and communication services primarily include purchased media, studio production services, specialized talent, including artists and other freelance labor, market research and third-party data and other related expenditures.
Out-of-pocket costs primarily include transportation, hotel, meals and telecommunication charges incurred by the Company in the course of providing its services. Billings related to out-of-pocket costs are included in revenue since the Company controls the goods or services prior to delivery to the client.
The inclusion of billings related to third-party direct costs in revenue depends on whether the Company acts as a principal or as an agent in the client arrangement. In certain of the Company’s Brands, such as where it provides media buying services, the Company acts as an agent and arranges, at the client’s direction, for third parties to perform certain services. In these cases, the Company does not control the goods or services prior to the transfer to the client. As a result, revenue is recorded net of these costs, equal to the amount retained for the Company’s fee or commission.
In certain Brands the delivery of services to its customer requires the Company to utilize certain third-party services, such as production services and data costs. In these situations, the Company controls these third-party services before they are transferred to the client and is responsible for providing the service, or the Company is responsible for directing and integrating third-party vendors to fulfill its performance obligation at the agreed upon contractual price. This also includes the execution of targeted digital advertising campaigns because the Company controls the advertising inventory before it is transferred to its clients, and bears sole responsibility for fulfillment of the advertising promise, and the Company has full discretion in establishing prices. When the Company acts as principal, it includes billable amounts related to third-party costs in the transaction price and records revenue at the gross amount billed, including out-of-pocket costs, consistent with the manner that the Company recognizes revenue for the underlying services contract.
Cost of Services Sold
Cost of services sold primarily consists of staff costs that are directly attributable to the Company’s client engagements, as well as third-party direct costs of production and delivery of services to its clients. Cost of services sold does not include depreciation, amortization, and other office and general expenses that are not directly attributable to the Company’s client engagements.
Advertising
All advertising costs are expensed as incurred. Advertising expense, which is included in office and general expenses in the Consolidated Statements of Operations and Comprehensive Income, totaled $9.8 million and $8.9 million for the years ended December 31, 2020 and 2019, respectively.
Debt Issuance Costs
Debt issuance costs represent the costs incurred in connection with credit agreements, which are described in Note 13 — Long-Term Debt. Debt issuance costs related to a recognized debt liability are presented as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. These costs are amortized over the term of the related debt on the effective interest method. The revolver is presented net of debt issuance costs on the Consolidated Balance Sheets as of December 31, 2020 and 2019. As of December 31, 2020, the Company had no outstanding debt on the delayed draw term loan, therefore the related deferred issuance costs are included in Other assets on the Consolidated Balance Sheet, and are amortized using the straight-line method over the contractual term of the term loan.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Income Taxes
The Company is a limited liability company classified as a disregarded entity for U.S. federal income tax purposes. As such, the Company is not subject to taxes from a U.S. federal income tax perspective. Rather, federal taxable income or loss is included in the federal income tax return of the Member. The provision for income taxes recorded in the Consolidated Statements of Operations and Comprehensive Income includes U.S. federal and state income taxes for certain of the Company’s corporations and foreign taxes for its foreign subsidiaries.
Income taxes are accounted for in accordance with ASC 740, Income Taxes (“ASC 740”). Following this method, deferred tax assets and liabilities are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of enacted tax laws. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the year in which the temporary differences are expected to reverse. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the period that such tax rate changes are enacted. A valuation allowance on deferred tax assets is recorded if, based on the available evidence, it is “more likely than not” that some portion or all deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the Company’s ability to generate sufficient taxable income during the carryback or carryforward periods applicable in each stated tax jurisdiction. In assessing the realizability of deferred tax assets, the Company considers both positive and negative evidence. The weight given to the positive and negative evidence is commensurate with the extent to which the evidence may be objectively verified. The Company present net deferred tax assets and liabilities as noncurrent in its Consolidated Balance Sheets.
Other Expense, Net
Other expense, net consists of changes in fair value of previously held equity interests which are required to be remeasured as part of step acquisitions, as well as, changes in the fair value of call and put options at each reporting date.
Foreign Currency Translation Adjustments
The functional currency of the Company’s foreign operations is generally their respective local currency. For reporting purposes assets and liabilities, as well as results of the Company’s foreign operations were translated into the reporting currency, U.S. Dollar, as follows: assets and liabilities are translated at the spot exchange rates in effect at the balance sheet date, revenues and expenses are translated at the average exchange rates during the period presented and equity, exclusive of net income for the period, is translated at the historical exchange rates. The resulting translation adjustments are recorded directly in equity. Foreign exchange gains or losses arising from transactions denominated in currencies other than the functional currency are recorded in Office and general expenses in the Consolidated Statements of Operations and Comprehensive Income. This also includes any gains and losses on intercompany balances with foreign subsidiaries denominated in foreign currencies. These gains and losses are not eliminated and are included in the results of operations.
Derivatives and Hedging Instruments
The Company manages its exposure to interest rate risk through various strategies, including the use of derivative financial instruments, which are recorded on the Company’s Consolidated Balance Sheets at fair value, with changes in its fair value being recorded in Other comprehensive income, net of taxes on its Statements of Operations and Comprehensive Income. The Company uses interest rate swaps to manage its interest expense and structure its long-term debt portfolio to achieve a blend between fixed and floating rate debt. The Company does not use derivatives for trading or speculative purposes.
Business Combinations
The Company accounts for business combinations using the acquisition accounting method, which requires the Company to assign the purchase price paid to acquire assets or stock of a business to the identifiable net assets acquired and any noncontrolling interest based on their estimated fair values at the acquisition date.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses, including management’s estimation of the fair value of any contingent consideration, is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill.
During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recognized in the Consolidated Statements of Operations and Comprehensive Income.
Acquisition-related costs, including advisory, legal, accounting, valuation and other costs are expensed as incurred to Office and general expenses on the Consolidated Statements of Operations and Comprehensive Income.
Leases
The Company has various rental agreements in place to lease office space, with several of these leases containing annual rate escalations.
The Company’s leasing policies are established in accordance with ASC 842, and accordingly, the Company recognizes on the balance sheet at the time of lease commencement a right-of-use lease asset and a lease liability, initially measured at the present value of the lease payments. Right-of-use lease assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. All right-of-use lease assets are reviewed for impairment. As the Company’s implicit rate in its leases is not readily determinable, in calculating the present value of lease payments, the Company uses its incremental borrowing rate based on the information available at the lease commencement date. Lease payments included in the measurement of the lease liability are comprised of noncancelable lease payments, payments for optional renewal periods where it is reasonably certain the renewal period will be exercised, and payments for early termination options unless it is reasonably certain the lease will not be terminated early. There were no impairment losses related to right-of-use lease assets for the year ended December 31, 2020.
Lease costs are recognized in the Consolidated Statements of Operations and Comprehensive Income over the lease term on a straight-line basis. Leasehold improvements are depreciated on a straight-line basis over the lesser of the term of the related lease or the estimated useful life of the asset.
As an accounting policy, the Company has elected not to apply the recognition requirements to short-term leases and elected the practical expedient not to separate non-lease components from lease components for its leases of office space where the Company is a lessee which comprises majority of the Company’s leases. Upon adoption of ASC842 on January 1, 2019, the Company also elected to apply the package of practical expedients available for existing contracts which allowed it to carry forward its historical assessments of: (i) whether a contract is or contains a lease, (ii) the classification of existing leases, and (iii) whether previously capitalized costs continue to qualify as initial indirect costs.
Some of the Company’s leases contain variable lease payments for utilities, insurance, real estate tax, repairs and maintenance, and other variable operating expenses. Such amounts are not included in the measurement of the lease liability and are recognized in the period when the variable lease payments occur. The Company has no leases that contain variable lease payments based on an index or rate.
Recently Adopted Accounting Pronouncements
In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40):

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract (“ASU 2018-15”). The standard aligns the requirements for capitalizing implementation costs in a cloud computing arrangement service contract with the requirements for capitalizing implementation costs incurred for an internal-use software license. Entities can adopt the standard prospectively to eligible costs incurred on or after the date the standard is first applied or retrospectively. On January 1, 2020, the Company adopted ASU 2018-15. The new standard does not have a material effect on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). This new guidance modifies the disclosure requirements on fair value measurements. Public entities will be required to disclose the following: (i) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and (ii) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. In addition, public entities will no longer be required to disclose the following: (i) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, (ii) the policy for timing of transfers between levels and (iii) the valuation processes for Level 3 fair value measurements. The new pronouncement also clarifies and modifies certain existing provisions, including eliminating “at a minimum” from the phrase “an entity shall disclose at a minimum” to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and clarifying that materiality is an appropriate consideration when evaluating disclosure requirements. On January 1, 2020, the Company adopted ASU 2018-13. The new standard does not have a material effect on the Company’s consolidated financial statements.
Recently Issued Accounting Pronouncements not yet Adopted
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The amendments affect loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset within the scope of Topics 960 through 965 on plan accounting. This amended guidance is effective for the Company beginning January 1, 2023. The Company is evaluating the impact of the adoption of this guidance on its consolidated financial statements and disclosures.
In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (Topic 740) (“ASU 2019-12”). The update removes certain exceptions to the general principles in Topic 740 and simplifies accounting for income taxes in certain areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for annual and interim reporting periods beginning after December 15, 2020. Early adoption is permitted. The Company is evaluating the impact of the adoption of this guidance on its consolidated financial statements and disclosures.
In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323 and Topic 815, which clarifies that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting for the purposes of applying the fair value measurement alternative. The ASU will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is evaluating the impact of the adoption of this guidance on its consolidated financial statements and disclosures.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”), and in January 2021 subsequently issued ASU 2021-01 (“ASU 2021-01”), which refines the scope of Topic 848. These ASUs provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. Adoption of the expedients and exceptions is permitted upon issuance of ASU 2020-04 through December 31, 2022. The Company is evaluating the impact of the adoption of this guidance on its consolidated financial statements and disclosures.
3.   Revenue
The Company’s revenue is primarily derived from the provision of marketing and communications services which includes digital marketing, digital content, research, and communications, public affairs and advocacy.
Disaggregated Revenue
Certain clients may engage with the Company in various geographic locations, across multiple disciplines, and through multiple Brands. The Company has historically focused on regions in North America, the largest market for its services globally. The Company has also continued to expand its global footprint to support clients looking for assistance with growing their businesses in new markets and regions, or through strategic acquisitions in offshore businesses. The Company’s Brands are principally located in the United States, the United Kingdom, and 20 other countries around the world.
The following table presents revenue disaggregated by geography (in thousands):
	Years ended December 31,
	2020	2019
Country:
United States	$804,418	$504,818
United Kingdom	41,489	25,873
All other (each country individually less than 5% of total revenue)	42,125	97,975
Total Revenue	$888,032	$628,666
Contract Assets and Contract Liabilities
Timing of revenue recognition may differ from the timing of invoicing to customers. Contract assets consist of fees and reimbursable outside vendor costs incurred on behalf of clients. Unbilled service fees were $30.6 million and $31.0 million as of December 31, 2020 and 2019, respectively, and are included in Accounts receivable, net on the Consolidated Balance Sheets. Outside vendor costs incurred on behalf of clients which have yet to be invoiced were $11.1 million and $21.1 million as of December 31, 2020 and 2019, respectively, and are included on the Consolidated Balance Sheets as Expenditures billable to clients. Such amounts are invoiced to clients at various times over the course of providing services.
Contract liabilities consists of fees billed to customers in excess of fees recognized as revenue, are expected to be collected from the customer, and the Company has a remaining performance obligation to fulfil. Contract liabilities, included in Advanced billings on the Company’s Consolidated Balance Sheets, were $66.4 million and $57.9 million as of December 31, 2020 and 2019, respectively. Further, there were no material balances included in the contract liability balances as of January 1, 2019, and December 31, 2019, that were not recognized as revenue for the years ended December 31, 2019 and 2020, respectively.
Changes in Expenditures billable to clients and Advanced billings for the years ended December 31, 2020, and 2019, were not materially impacted by write offs, impairment losses or any other factors.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
In certain arrangements, the Company purchases media it does not control on behalf of its customers as their agent, or pay other third parties on behalf of its customers for services that the Company does not control. The Company does not include in revenue the amounts it bills to customers related to such third parties, and does not consider these amounts to be contract liabilities. As of December 31, 2020, and 2019, the Company had $4.8 million and $0.4 million, respectively, included in Advanced billings, with an amount in equal value included in Accounts receivable, net, on its Consolidated Balance Sheets related to these media costs.
The Company has elected the practical expedient to not disclose information about remaining performance obligations that have original expected durations of one year or less. Most of the Company’s contracts are for periods of one year or less. For those contracts with a term of more than one year, the Company had approximately $8.8 million of unsatisfied performance obligations as of December 31, 2020, of which it expects to recognize approximately 74% in 2021, and 26% in the periods after December 31, 2021.
4.   Leases
Lessee
The Company leases office space in North America, Europe, Asia, South America, and Australia. This space is primarily used for office and administrative purposes by the Company’s employees in performing professional services. These leases are classified as operating leases and expire between years 2020 through 2031. The Company’s finance leases are immaterial.
The Company’s leases include options to extend or renew the lease through 2035. The renewal and extension options are not included in the lease term as the Company is not reasonably certain that it will exercise its option.
As of December 31, 2020, the Company has no operating leases for which the commencement date has not yet occurred.
The discount rate used for leases accounted for under ASC 842 is the Company’s collateralized credit adjusted borrowing rate.
The following table presents lease costs and other quantitative information (in thousands):
	Year ended December 31, 2020	Year ended December 31, 2019
Lease cost:
Operating lease costs	$23,707	22,201
Short-term lease costs	1,800	2,274
Variable lease costs	3,843	3,965
Sublease rental income	(3,777)	(2,985)
Total lease costs	$25,573	25,455
Additional information:
Cash paid for amounts included in the measurement of lease liabilities for operating leases
Operating cash flows	$20,942	19,203
Right-of-use assets obtained in exchange for operating lease liabilities	$2,952	20,042
Weighted average remaining lease term – Operating leases	4.42 years	5.01 years
Weighted average discount rate – Operating leases	4.01%	4.17%

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Operating lease expense is included in Office and general expenses in the Consolidated Statements of Operations and Comprehensive Income. The Company’s lease expense for leases with a term of 12 months or less is immaterial.
The following table presents minimum future rental payments under the Company’s leases, and a reconciliation to the corresponding lease liability as of December 31, 2020 (in thousands):
Maturity Analysis
2021	$22,639
2022	17,235
2023	17,037
2024	10,678
2025	7,506
2026 and thereafter	5,692
Total	80,787
Less: Present value discount	8,602
Operating lease liability	$72,185
Lessor
From time to time, the Company enters into sublease arrangements both with unrelated third parties and with its partner agencies. These leases are classified as operating leases and expire between 2020 through 2023. Sublease income is recognized over the lease term on a straight-line basis. Currently, the Company subleases office space in North America and Europe. The Company elected to apply the practical expedient to combine lease and non-lease components to the lessor contracts.
The following table presents minimum future rental payments due to be received under the Company’s leases where it is a lessor (in thousands):
Maturity Analysis
2021	$4,191
2022	2,505
2023	54
Total	$6,750
5.   Common Control Acquisition
On April 3, 2018, RepDef Holdings LLC, a wholly owned subsidiary of the Fund, acquired ReputationDefender LLC, a Delaware limited liability company. The acquisition by RepDef Holdings LLC was treated as a business combination and accounted for using the acquisition accounting method. The total consideration included a promissory note to the seller of $4.0 million, payable in four equal installments, with the final payment due on April 3, 2020. As of December 31, 2019, the Company had $1.0 million included in Accruals and other liabilities on the Company’s Consolidated Balance Sheet related to the promissory note, which was paid in the second quarter of 2020. Transaction costs incurred and expensed on the acquisition were immaterial.
On September 30, 2020, the Fund contributed 100% of the assets and liabilities of Reputation Defender for nominal consideration to a wholly owned subsidiary of the Company. In accordance with ASC 805: Business Combinations, the contribution is accounted for as a transaction among entities under

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
common control due to the Fund controlling both the Company and Reputation Defender. As a result, the assets acquired and liabilities assumed are included in the Company’s consolidated financial statements at the Stagwell Group’s carry-over basis in the Reputation Defender business which are presented in the table below, and are recorded in the Company’s consolidated financial statements as of the earliest date of the periods presented.
The contribution of the Reputation Defender business is included in the results of the Company’s All Other reportable segment.
The following table presents the fair value of the assets acquired and liabilities assumed as of the date of the acquisition (in thousands):
April 3, 2018
Accounts receivable and other current assets	$1,546
Tradenames and trademarks	3,500
Customer relationships	5,600
Property, plant and equipment and other noncurrent assets	20
Advanced billings	(3,176)
Accounts payable and other current liabilities	(776)
Goodwill	830
Total net assets acquired	$7,544
The acquired finite-lived intangible assets of Reputation Defender consist of tradenames and trademarks and customer relationships, with useful lives of ten and three years, respectively.
6.   Acquisitions
The Company completed three business acquisitions during each of the years ended December 31, 2020 and 2019. For certain of these acquisitions the Fund completed the business acquisition and contributed the net assets to the Company. The results of each acquired business are included in the Company’s results of operations from the acquisition date.
2020 Acquisitions
On February 14, 2020, SKDKnickerbockker (“SKDK”), a subsidiary of the Company, acquired Sloane & Company (“Sloane”) from an affiliate of MDC for $24.4 million of total consideration. Total consideration included a cash payment of $18.9 million made by the Fund which was accounted for as a non-cash contribution for the purposes of the Company’s Consolidated Statement of Cash Flows and Statement of Changes in Equity, the acquisition date fair value of the contingent deferred acquisition consideration of $4.8 million, and $0.7 million of cash paid by the Company. Refer to Note 12 — Commitments and Contingencies for further detail on the contingent deferred acquisition consideration. Sloane is an industry-leading strategic communications firm, based out of New York. Sloane will extend SKDK’s current suite of services and allow for the expansion into the capital markets and special situations verticals. MDC is considered a related party to the Company, refer to Note 19 — Related Party Transactions for further detail. Sloane is included in the Company’s SKDK Brand, which is part of its Communications, Public Affairs and Advocacy reportable segment.
On August 14, 2020, Code and Theory, a subsidiary of the Company, acquired Kettle Solutions, LLC (“Kettle”) for $5.4 million of total consideration. Total consideration included a cash payment of $4.9 million, plus an additional $0.5 million due upon the finalization of Kettle’s working capital accounts, as outlined in the purchase agreement. The $0.5 million is included in Deferred acquisition consideration on the Consolidated Balance Sheet. The purchase agreement also offers the previous owners of Kettle an additional

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
$11.9 million in deferred consideration, and is dependent on Kettle reaching contractually defined operating goals in 2020, 2021, 2022 and 2023. The Company considers the additional $11.9 million as contingent compensation, refer to Note 12 — Commitments and Contingencies for further detail. Kettle is an industry recognized web design and content creation firm that assists its customers in developing and executing marketing campaigns, based out of New York. Kettle is included in the Company’s Code and Theory Brand, which is part of its Digital — Marketing reportable segment.
On October 30, 2020, Code & Theory, a subsidiary of the Company, acquired Truelogic Software, LLC, Ramenu S.A., and Polar Bear Development S.R.L. (collectively referred to as “Truelogic”), for $17.3 million of total consideration. Total consideration included a cash payment of $8.9 million,the acquisition date fair value of the contingent deferred acquisition consideration of $7.9 million, and an additional $0.5 million due upon the finalization of Truelogic’s working capital accounts, as outlined in the purchase agreement. Refer to Note 12 — Commitments and Contingencies for further detail on the contingent deferred acquisition consideration. The assets acquired and liabilities assumed have been recorded using preliminary estimates of their fair value and remains an ongoing process that is subject to change for up to one year subsequent to the closing date of the acquisition. Truelogic is a software development firm based in Buenos Aires that assists customers in sourcing top South American engineering talent and developing small-scale software projects. Truelogic is included in the Company’s Code and Theory Brand, which is part of its Digital — Marketing reportable segment.
The following table summarizes the purchase price as of the date of each acquisition (in thousands):
2020
Name	Purchase Price
Sloane	$24,416
Kettle	5,402
Truelogic	17,300
$47,118
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of each acquisition (in thousands):
	2020
	Sloane	Kettle	Truelogic	Total
Cash, cash equivalents and restricted cash	$—	$49	$90	$139
Accounts receivable and other current assets	2,768	2,732	2,958	8,458
Other noncurrent assets	—	172	10	182
Intangible assets	5,900	1,930	9,500	17,330
Property and equipment	72	58	50	180
Right-of-use assets – operating leases	—	533	201	734
Accounts payable and other current liabilities	(469)	(552)	(1,063)	(2,084)
Advanced billings	(130)	(310)	(429)	(869)
Operating lease liabilities	—	(533)	(201)	(734)
Goodwill	16,275	1,323	6,184	23,782
Total net assets acquired	$24,416	$5,402	$17,300	$47,118
Goodwill recognized on the Sloane, Kettle and Truelogic acquisitions is fully-deductible for income tax purposes.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The following table reports the fair value of intangible assets acquired, including the corresponding weighted average amortization periods, as of the date of each acquisition (in thousands, except years):
	2020
	Weighted Average Amortization Period	Sloane	Kettle	Truelogic	Total
Customer relationships	10 years	$4,600	$1,600	$9,100	$15,300
Tradenames and trademarks	11 years	1,300	330	400	2,030
Total		$5,900	$1,930	$9,500	$17,330
The following table summarizes the total revenue and net income included in the Consolidated Statement of Operations and Comprehensive Income from the date of each acquisition (in thousands):
2020
Revenue	$22,381
Net income	2,685
Pro Forma Financial Information (unaudited)
The unaudited pro forma information for the periods set forth below gives effect to the 2020 acquisitions as if they had occurred as of January 1, 2019. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated as of that time (in thousands):
	Year ended December 31,
	2020	2019
Revenue	$911,203	$671,404
Net income	75,767	29,195
Transaction costs for the year ended December 31, 2020, which are included in Office and general expenses in the Company’s Consolidated Statement of Operations and Comprehensive Income, were immaterial.
2019 Acquisitions
On January 2, 2019, the Company acquired 100% of the issued and outstanding stock of Rhythm Interactive, Inc. (“Rhythm”), a corporation headquartered in Irvine, California, which develops web and mobile applications, as well as designs, develops and builds digital infrastructures. The Company is obligated to make yearly earn-out payments up to $1.2 million per year to the sellers through the year ending December 31, 2023, provided that Rhythm meets minimum financial targets. This arrangement was determined to represent post-acquisition compensation expense rather than purchase consideration related to the business combination since it is dependent upon the sellers remaining employed by the Company during the earnout period. Rhythm is included in the Company’s Code and Theory Brand, which is part of its Digital — Marketing reportable segment.
On April 8, 2019, the Company acquired 100% of the issued and outstanding stock of Multi-View Holdings, Inc., (“Multi-View”). Cash consideration for the acquisition was paid by the Fund and accounted for as a non-cash contribution for the purposes of the Consolidated Statement of Cash Flows. The Fund also contributed $18.0 million of debt to the Company that it incurred in relation to the Multi-View acquisition. Multi-View is a business-to-business marketing agency that leverages partnerships with trade associations across market verticals to deliver targeted programmatic display advertising and other digital

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
advertising solutions, headquartered in Dallas, Texas. Multi-View is included in the Company’s Digital —Content reportable segment.
On December 8, 2019, the Company acquired 100% of the issued and outstanding stock of The Search Agency, Inc. (“TSA”). Cash consideration for the acquisition was paid by the Fund and accounted for as a non-cash contribution for the purposes of the Consolidated Statement of Cash Flows. TSA is a global brand performance marketing agency headquartered in Los Angeles, California, that offers multi-channel marketing solutions. The Search Agency, Inc. is now operating under the ForwardPMX brand, which is included in the Company’s Digital — Marketing reportable segment.
The following table summarizes the purchase price as of the date of each acquisition (in thousands):
2019
Name	Purchase Price
Rhythm	$5,818
Multi-View	44,621
TSA	27,900
$78,339
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of each acquisition (in thousands):
	2019
	Rhythm	Multi-View	TSA	Total
Cash, cash equivalents and restricted cash	$453	$2,020	$1,268	$3,741
Accounts receivable and other current assets	869	6,648	5,251	12,768
Developed technology	—	3,379	—	3,379
Intangible assets	4,240	31,900	11,720	47,860
Property, plant and equipment and other noncurrent assets	28	1,426	582	2,036
Right-of-use assets – operating leases	—	10,562	1,816	12,378
Accounts payable and other current liabilities	(1,097)	(10,991)	(11,338)	(23,426)
Advanced billings	—	(23,600)	—	(23,600)
Operating lease liabilities	—	(10,562)	(1,816)	(12,378)
Other noncurrent liabilities	—	(9,616)	—	(9,616)
Goodwill	1,325	43,455	20,417	65,197
Total net assets acquired	$5,818	$44,621	$27,900	$78,339

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The following table reports the fair value of intangible assets acquired, including the corresponding weighted average amortization periods, as of the date of each acquisition (in thousands, except years):
	2019
	Weighted Average Amortization Period	Rhythm	Multi-View	TSA	Total
Customer relationships	6 – 10 years	$3,400	$12,800	$11,500	$27,700
Noncompete arrangements	7 years	640	—	—	640
Association relationships	18 years	—	11,500	—	11,500
Tradenames and trademarks	10 – 13 years	200	7,600	—	7,800
Other	3 years	—	—	220	220
Total		$4,240	$31,900	$11,720	$47,860
Goodwill recognized was not deductible for income tax purposes for the year ended December 31, 2019, and is due to the sizable skilled workforces acquired and considerable buyer-specific synergies expected as a result of the acquisitions.
The following table summarizes the total revenue and net loss included in the Consolidated Statement of Operations and Comprehensive Income from the date of each acquisition (in thousands):
Year ended December 31, 2019
Revenue	$61,758
Net loss	(1,311)
Pro Forma Financial Information (Unaudited)
The unaudited pro forma information for the periods set forth below gives effect to the 2019 acquisitions as if they had occurred as of January 1, 2018. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated as of that time (in thousands):
	Years ended December 31,
	2019	2018
Revenue	$684,207	$539,504
Net income	18,082	22,080
Transaction costs for the year ended December 31, 2019, which are included in office and general expenses in the Consolidated Statement of Operations and Comprehensive Income, were $2.8 million.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
7.   Accounts Receivable, Net
Accounts receivable, net consisted of the following (in thousands):
	December 31, 2020	December 31, 2019
Trade receivables	$198,930	$168,039
Unbilled receivables	30,570	30,976
Related party receivables	1,342	273
Total accounts receivable	230,842	199,288
Less: Allowance for doubtful accounts	(5,109)	(2,777)
Total accounts receivable, net	$225,733	$196,511
The provision for bad debts recognized was $6.2 million and $1.0 million for the years ended December 31, 2020 and 2019, respectively, and is included in Office and general expenses in the Company’s Consolidated Statements of Operations and Comprehensive Income.
	Allowance for Doubtful Accounts
Year Ended	Balance at Beginning of Period	Charged to Costs and Expenses	Removal of Uncollectable Receivables	Translation Adjustments Increase / (Decrease)	Balance at the End of Period
December 31, 2020	$2,777	$6,222	$(3,907)	$17	$5,109
December 31, 2019	$2,382	$971	$(603)	$27	$2,777
8.   Investments
Investments consisted of the following (in thousands):
	December 31, 2020	December 31, 2019
Finn Partners
Preferred shares	$12,033	$16,589
Call option	—	505
Emerald Research Group
Call option	360	—
Wolfgang
Equity interest	1,863	1,805
Total investments	$14,256	$18,899
Equity interest is primarily comprised of a 20% interest in Wolfgang LLC (“Wolfgang”), where the Company concluded it has significant influence. This investment is accounted for as an equity method investment.
Preferred shares investment is comprised of the Company’s interest in Series B preferred shares of Finn Partners. These preferred shares have a cost basis of $10.0 million and accrue non-cash dividends at a simple rate of 6% annually on a cost basis. They are redeemable to cash in the amount of cost-plus accrued interest any time after February 28, 2021 or upon a liquidation event. These preferred shares also may be converted to common shares of Finn Partners at any time until February 28, 2021 using a conversion ratio of 1% per $1.0 million of preferred shares held including accrued dividends. The conversion feature was not bifurcated and is clearly and closely related to the host instrument, preferred shares. Management

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
determined that these preferred shares are a debt-like financial instrument and should be accounted for as available-for-sale securities at their fair market value at each reporting period.
Call options represent the Company’s right to purchase additional equity interests in Wolfgang, Finn Partners and Emerald Research Group (“Emerald”) during a certain pre-determined time horizon. The Company accounts for the Wolfgang and Emerald call options at fair value, and accounts for the Finn Partners call option at historical cost, at each reporting date. As of December 31, 2020, and 2019, the Company determined the fair value of the call option in Wolfgang as Nil due to their operating results during the respective periods.
9.   Property and Equipment, Net
Property and equipment, net consisted of the following (in thousands):
	December 31, 2020	December 31, 2019
Leasehold improvements	$22,689	$20,361
Capitalized software	19,916	12,507
Furniture and fixtures	4,525	3,805
Computer equipment and software	16,848	15,426
Total cost	63,978	52,099
Less: Accumulated depreciation	(28,364)	(19,528)
Total property and equipment, net	$35,614	$32,571
Depreciation expense, including amortization of leasehold improvements, which is included in Depreciation and amortization expense on the Consolidated Statements of Operations and Comprehensive Income, totaled $10.1 million and $7.4 million for the years ended December 31, 2020 and 2019, respectively.
10.   Intangible Assets, Net
In 2020, the Company entered into three transactions that were accounted for as asset acquisitions, as substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. A total amount of $1.8 million was recorded to intangible assets, and $0.1 million of net current assets, as a result of these transactions.
Intangible assets, net consisted of the following (in thousands):
	December 31, 2020
	Remaining Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net
Customer relationships	7 years	$129,086	$(47,003)	$82,083
Tradenames and trademarks	12 years	118,647	(32,431)	86,216
Advertiser relationships	1 years	1,911	(1,435)	476
Airline relationships	2 years	12,013	(6,755)	5,258
Association relationships	16 years	11,500	(1,106)	10,394
Noncompete arrangements	3 years	4,005	(2,980)	1,025
Other	2 years	2,893	(2,310)	583
Total		$280,055	$(94,020)	$186,035

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
	December 31, 2019
	Remaining Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net
Customer relationships	10 years	$114,070	$(32,117)	$81,953
Tradenames and trademarks	16 years	114,663	(21,961)	92,702
Advertiser relationships	3 years	1,837	(765)	1,072
Airline relationships	4 years	11,544	(3,607)	7,937
Association relationships	18 years	11,500	(467)	11,033
Noncompete arrangements	4 years	3,952	(2,505)	1,447
Other	3 years	1,745	(1,322)	423
Total		$259,311	$(62,744)	$196,567
The Company recognized amortization of $30.9 million and $28.3 million for the years ended December 31, 2020 and 2019, respectively, which is included in Depreciation and amortization expense in the Consolidated Statements of Operations and Comprehensive Income. There were no impairment losses related to intangible assets for the years ended December 31, 2020 and 2019.
The table below reflects the Company’s estimate of future amortization of these intangible assets as of December 31, 2020 (in thousands):
Amortization
2021	$30,252
2022	27,519
2023	22,852
2024	19,599
2025	17,422
2026 and thereafter	68,391
Total	$186,035
11.   Accruals and other liabilities
Accruals and other liabilities consisted of the following (in thousands):
	December 31, 2020	December 31, 2019
Accrued expenses	$14,910	$10,055
Accrued salaries and related expenses	11,908	10,529
Accrued bonuses	22,149	15,935
Accrued media and related expenses	9,311	10,995
Accrued airline fees	6,948	6,705
Taxes payable	10,149	7,327
Other current liabilities	14,187	6,967
Total accruals and other liabilities	$89,562	$68,513

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
12.   Commitments and Contingencies
Revenue and Profit-Sharing Commitments
In the ordinary course of business, the Company may enter into long-term, non-cancellable contracts with partner associations that include revenue or profit-sharing commitments related to the provision of its services. These contracts may also include provisions that require the partner associations to meet certain performance targets prior to any obligation to the Company.
The table below provides the estimated future minimum commitments under non-cancellable agreements as of December 31, 2020 (in thousands):
Future Minimum Commitments
2021	$15,659
2022	15,326
2023	12,667
2024	8,967
$52,619
Legal Proceedings
Currently, and from time to time, the Company and its businesses are involved in litigation incidental to the conduct of its business. The Company is currently neither party to any lawsuit nor proceeding that, in its opinion, is likely to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.
Deferred Acquisition Consideration
SKDKnickerbocker LLC (“SKDK”)
On September 22, 2015, SKDK entered into an Asset Purchase Agreement (the “Agreement”). Pursuant to the Agreement, SKDK sellers are entitled to a contingent payment based on achievement of certain financial performance, which is payable between May 2018 and May 2020, and is also dependent upon the seller’s continued employment during the earn-out period, which ends April 1, 2020. On May 11, 2020, the Fund completed the contingent payment of $64.3 million to SKDK as required under the Agreement. This payment is treated as a non-cash contribution in the Company’s Consolidated Statement of Cash Flows and Consolidated Statement of Equity for the year ended December 31, 2020.
Scout Marketing LLC (“Scout”)
On April 19, 2017, as part of its acquisition, Scout agreed to a deferred acquisition consideration arrangement with the former principals of the seller to be paid in three installments within 150 days of December 31, 2018, 2020 and 2021, respectively. This compensation arrangement is contingent on the principals’ continued employment with Scout and adherence to noncompete arrangements through each respective distribution date. The amounts to be distributed are stipulated in the purchase agreement and are based upon certain financial performance measures of Scout from the period January 1, 2017 through December 31, 2021.
The Company determines the amount of deferred acquisition consideration expense and the related deferred acquisition consideration liability on a systematic method which matches the formulas of the specific earnout periods of the original Scout purchase agreement. The Company recorded a liability of $0.3 million, all of which is considered a noncurrent liability, in deferred acquisition consideration on the

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Consolidated Balance Sheet as of December 31, 2020. As of and for the year ended December 31, 2019, the financial performance measures of Scout were determined not to be met, and accordingly the Company recorded no deferred acquisition consideration liability on the Consolidated Balance Sheets and no related compensation expense in the Consolidated Statements of Operations and Comprehensive Income, related to the Scout arrangement. The maximum deferred acquisition consideration under the contract if all financial performance measures are met is $38.4 million.
MediaCurrent Interactive Solutions LLC (“MediaCurrent”)
The Company incurred an obligation to make contingent earn-out payments to the former shareholders of MediaCurrent Interactive Solutions LLC, a wholly-owned subsidiary of Code and Theory LLC, based upon the achievement of certain metrics as defined by the terms of the acquisition agreement, earned through the fiscal year ended December 31, 2020. This arrangement was determined to represent post-acquisition compensation expense rather than purchase consideration related to the business combination. On January 15, 2020, the Company completed the contingent payment of $0.5 million as required under the acquisition agreement.
Rhythm
On January 2, 2019, as part of the acquisition, the Company entered into a deferred acquisition consideration arrangement with the former owners of Rhythm based upon continued employment with Rhythm and the achievement of certain minimum financial targets in 2019, 2020, 2021, 2022 and 2023. The Company’s maximum exposure related to the deferred acquisition consideration is $1.2 million on an annual basis. The payment for a respective year, if the conditions are determined to be achieved, is due no later than 195 days after the end of the respective fiscal period. This arrangement was determined to represent post-acquisition compensation expense rather than purchase consideration related to the business combination. As of and for the year ended December 31, 2020, and 2019, the Company determined the minimum financial targets to not be met, and accordingly recorded no deferred acquisition consideration liability on the Consolidated Balance Sheet and no related compensation expense in the Consolidated Statement of Operations and Comprehensive Income, related to the Rhythm arrangement.
Sloane
The Company incurred an obligation to make two contingent earn-out payments to the former shareholders of Sloane based upon the achievement of certain operating goals in 2020 and 2021, as defined in the arrangement. The payments, if the operating goal is determined to be achieved, is due no later than March 31, 2021 and 2022, respectively. This arrangement was determined to represent deferred acquisition consideration rather than contingent compensation expense. The Company recorded an initial liability of $4.8 million, which represents the fair value of the consideration upon the acquisition of Sloane. As of December 31, 2020, the Company had $7.1 million in deferred acquisition consideration on the Consolidated Balance Sheet. The maximum deferred acquisition consideration to be expensed is $7.1 million.
Kettle
The Company incurred an obligation to make contingent earn-out payments to the former shareholders of Kettle, a wholly-owned subsidiary of Code and Theory, LLC, based upon the achievement of contractually defined operating goals in 2020, 2021, 2022 and 2023. The payments, if the operating goal is determined to be achieved, is due no later than June 30, 2021, 2022, 2023 and 2024, respectively. This arrangement was determined to represent post-acquisition compensation expense rather than purchase consideration related to the business combination. The Company recorded a liability of $2.1 million, all of which is considered a current liability, in deferred acquisition consideration on the Consolidated Balance Sheet as of December 31, 2020.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Truelogic
The Company incurred an obligation to make contingent earn-out payments to the former shareholders of Truelogic based upon the achievement of certain operating goals in 2020, 2021, 2022, and 2023, as defined in the arrangement. This arrangement was determined to represent deferred acquisition consideration rather than contingent compensation expense. The Company recorded an initial liability of $7.9 million, which represents the fair value of the consideration upon the acquisition of Truelogic. As of December 31, 2020, the Company had $8.4 million, including $5.0 million as a noncurrent liability, in deferred acquisition consideration on the Consolidated Balance Sheet. The maximum deferred acquisition consideration to be expensed is $15.0 million.
The Current portion of deferred acquisition consideration consisted of the following (in thousands):
	December 31, 2020	December 31, 2019
SKDK	$—	$64,345
MediaCurrent	—	500
Sloane	7,080	—
Kettle	2,110	—
Truelogic	3,389	—
Total current portion of deferred acquisition consideration	$12,579	$64,845
The Long-term portion of deferred acquisition consideration consisted of the following (in thousands):
December 31, 2020
Truelogic	$5,028
Scout	240
Total long-term portion of deferred acquisition consideration	$5,268
13.   Long-Term Debt
Stagwell Marketing Group Credit Agreement with JPMorgan Chase
On November 18, 2019, the Company entered into a new debt agreement (“JPM Syndicated Facility”) with a syndicate of banks led by JPMorgan Chase Bank, N.A (“JPM”). The JPM Syndicated Facility consists of a five-year revolving credit facility of $265.0 million (“JPM Revolver”) with the right to be increased by an additional $150.0 million provided additional commitments are obtained. On March 18, 2020, the Company increased the commitments on the JPM Revolver by $60.0 million to $325.0 million. The JPM Revolver offers the Company the ability to draw borrowings denoted in British Pound Sterling. As of December 31, 2020, and December 31, 2019, the Company had $30.7 million and $30.0 million, respectively, in borrowings that were held by its foreign subsidiaries in the United Kingdom. A portion of the JPM Revolver in an amount not to exceed $10.0 million is available for the issuance of standby letters of credit, of which $5.5 million is outstanding as of December 31, 2020 and 2019, respectively. The purpose of the borrowings was to refinance the Company’s previous indebtedness that was held by certain subsidiaries of the Company.
On November 13, 2020, the Company entered into a Second Amendment to its JPM Syndicated Facility (“Second Amendment”) in contemplation of the Proposed MDC Transaction, where the Company amended the following terms: (i) the definition of Adjusted LIBOR is the mathematical calculation of LIBOR for a period equal to 1 month, 3 month or 6 months, multiplied by a fraction of the federal funds effective rate, (ii) the definition of the Alternate Base Rate (“ABR”) is the greatest of (a) the prime rate of

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
interest announced from time to time by the Wall Street Journal, (b) the federal funds effective rate plus half of 0.5% and (c) Adjusted LIBOR for a one-month period plus 1.0%, and in the event (a), (b) or (c) result in an interest rate of less than 1.5%, the interest rate for the period is set to 1.5%, and (iii) the maturity date of the JPM Revolver is November 18, 2024, subject to the refinancing or termination of debt facilities held by MDC ninety-one days prior to their respective maturity dates. The Second Amendment also included a waiver for certain clauses related to legal entity restructuring activities that did not have any bearing on the Company’s covenant ratios, nor the Company’s ability to make further draws on its JPM Revolver in 2020.
The Second Amendment was entered into within twelve-months of the original debt agreement for the JPM Syndicated Facility. Accordingly, the Company applied the guidance under ASC 470, Debt to determine if the JPM Syndicated Facility and all related amendments should be treated as a debt modification or debt extinguishment of its previous credit agreements. Based on the applicable criteria for revolver and term loan debt the Company determined that borrowings under its JPM Syndicated Facility with all banks should be treated as a debt modification of their respective previous credit agreements, and accordingly the Company did not recognize a gain or loss, and have appropriately recognized fees paid to lenders as debt issuance costs. Fees paid to third parties in the amount of $1.4 million for the year ended December 31, 2020, are included in office and general expenses on its Consolidated Statement of Operations and Comprehensive Income.
The obligations under the JPM Syndicated Facility are senior in priority to all other obligations of the Company and are collateralized by substantially all its assets, including but not limited to, its subsidiaries.
Voluntary prepayments are permitted in whole or in part with prior written notice, but without premium or penalty. The facility matures on November 18, 2024. There are no required payments for the facility until its maturity. Additionally, the Company must meet certain financial and nonfinancial covenants on an ongoing basis. The financial covenant the Company needs to satisfy is a total leverage ratio, which may not (calculated without giving effect to earn-out payments) be greater than 4.25 to 1.0. The ratio is calculated quarterly on a trailing 12-month basis.
As of December 31, 2020, and December 31, 2019, the Company was in compliance with all covenants contained in the JPM Syndicated Facility, and it expects to be in compliance for the following twelve-month period.
On November 13, 2020, the Company, JPM as administrative agent, and a group of lenders entered into a term loan agreement (“JPM Credit Agreement”) that provided the Company with a Delayed Draw Term Loan A in an aggregate principal amount of $90.0 million (“DD Term Loan A”). The DD Term Loan A will mature on November 13, 2023, provided that if the MDC Proposed Transaction is not consummated within thirty days of the draw of the DD Term Loan A, the maturity date will be thirty-one days after the draw. Proceeds of the borrowing under the DD Term Loan A will be used to partially fund a distribution by the Company prior to the closing of the Proposed MDC Transaction. The Company may elect that borrowings in respect of the DD Term Loan A bear interest at an annual rate equal to either ABR or Adjusted LIBOR, as defined in the JPM Credit Agreement, plus a margin of 2% or 3%, respectively. The DD Term Loan A is payable in quarterly installments of principal and interest. Interest is calculated on the first Business Day after a draw on the DD Term Loan A, with principal payments due at a rate of 0.625% per quarter until November 13, 2021, at a rate of 1.25% thereafter, with the remaining balance due upon maturity. As of December 31, 2020, the Company had not made any draws on its DD Term Loan A, and accordingly the capitalized deferred financing costs of $1.1 million are recorded in other assets on the Consolidated Balance Sheet as of December 31, 2020.
The Company also owns an interest rate swap maturing April 2022 with Bank of America to convert $18.3 million of its variable rate debt as of December 31, 2020 to a fixed rate of 2.6%. The fair value of the swap was $(0.4) million and is included in Accruals and other liabilities on the Consolidated Balance Sheets as of December 31, 2020 and 2019, respectively.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The following table represents the Company’s outstanding debt balances (in thousands):
	December 31, 2020	December 31, 2019
Revolver	$201,636	$159,916
Term Debt	994	1,988
Total revolver and term debt	202,630	161,904
Debt issuance costs	(3,612)	(2,450)
Total revolver, term debt and line of credit, net	199,018	159,454
Less: Current maturities of long-term debt	(994)	(994)
Long-term debt, net	$198,024	$158,460
Total interest expense, including amortized debt issuance costs of $0.8 million, on the JPM Syndicated Facility was $6.3 million for the year ended December 31, 2020. The weighted average interest rate on the JPM Syndicated Facility as of December 31, 2020 was 2.5%.
Total interest expense, including amortized debt issuance costs of $0.7 million, on the JPM Syndicated Facility and previous credit agreements were $8.9 million for the year ended December 31, 2019. The weighted average interest rate on the JPM Syndicated Facility and previous credit agreements as of December 31, 2019 was 5.76%.
14.   Noncontrolling Interest and Redeemable Noncontrolling Interest
Noncontrolling Interest
The noncontrolling interests (“NCI”) in certain subsidiaries of the Company are summarized in the following table (in thousands):
	December 31, 2020		December 31, 2019
	NCI Percentage Ownership	NCI Equity Value	NCI Percentage Ownership	NCI Equity Value
Code and Theory	8.5%	$2,979	8.5%	$2,676
StagTech Technologies	44.0%	11,941	44.0%	12,857
Emerald Research Group*	40.0%	207	20.0%	(64)
Wye Communications	0.0%	—	35.0%	469
Targeted Victory	40.0%	24,660	40.0%	13,213
Observatory	8.1%	—	27.6%	2,426
Total		$39,787		$31,577

* — subsidiary of Harris Insights and Analytics. The value as of December 31, 2019 includes the noncontrolling interest’s proportionate share of losses in the consolidated entity.
On September 17, 2020, Emerald issued additional units to an accredited investor for cash consideration of $0.5 million. After completing this transaction, the Company’s ownership was diluted to 60.0% of the issued and outstanding equity in Emerald.
On November 24, 2020, the Company acquired the outstanding noncontrolling interest holder’s remaining interests in Wye Communications for a total cash consideration of $0.6 million.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
On December 8, 2020, the Company acquired the outstanding equity interest of one of the noncontrolling interest holder’s in Observatory for a total cash consideration of $1.0 million. After completing this transaction, the noncontrolling interest holders were diluted to 40% of the issued and outstanding equity in Observatory.
Redeemable Noncontrolling Interest
The Company’s redeemable noncontrolling interests relate to its shareholding in Volanti Media (Holdings) Ltd (“INK”), through its consolidated subsidiary, Travel Content Ltd. (“TCL”), and in Code and Theory, LLC (“Code and Theory”), through its consolidated subsidiary, Stagwell Performance Marketing & Digital Transformation, LLC (“Stagwell Digital”).
INK
The noncontrolling shareholders’ ability to redeem their shares is subject to the occurrence of certain events and the satisfaction of certain conditions, specifically employment termination conditions and the related notices. As of December 31, 2020, the Company determined the redemption option available to the noncontrolling shareholders were not currently redeemable, and in accordance with ASC 480, Distinguishing Liabilities from Equity were not adjusted to its estimated redemption value.
Code and Theory
Code and Theory has one noncontrolling shareholder that owns a put option, which if exercised would require the Company to redeem their shares, after customary closing conditions as outlined in the shareholders agreement. There are no limitations or restrictions on the noncontrolling shareholder’s ability to exercise the put option. In accordance with ASC 480, Distinguishing Liabilities from Equity, the put option is considered currently redeemable, and is measured at the greater of its estimated redemption value and accumulated profits and losses allocated to the noncontrolling interest in accordance with ASC 810, Consolidation.
The following table presents the changes in redeemable noncontrolling interests (in thousands):
	2020	2019
Balance as of January 1	$3,602	$1,947
Net (loss) income attributable to redeemable noncontrolling interests	(3,126)	1,263
Changes in redemption value	128	392
Balance as of December 31	$604	$3,602
15.   Fair Value Measurements
The Company evaluates the fair value of certain assets and liabilities using the fair value hierarchy. Fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. In determining the fair value, the Company uses valuation techniques that require it to maximize the use of observable inputs and minimize the use of unobservable inputs. As a basis for considering such assumptions, the Company applies the three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1
Observable inputs such as quoted prices in active markets;

Level 2
Inputs other than quoted prices in active markets that are observable either directly or indirectly;

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Level 3
Unobservable inputs of which there is little or no market data, which require the Company to develop its own assumptions.

Financial Instruments Measured at Fair Value on a Recurring Basis
The following table presents information about the Company’s financial instruments measured at fair value on a recurring basis, and indicates the fair value hierarchy of each instrument:
	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Call Options	$—	$—	$360	$360
Preferred Shares	—	—	12,033	12,033
Liabilities
Deferred acquisition consideration	—	—	15,497	15,497
Interest rate swap	—	—	416	416
	December 31, 2019
	Level 1	Level 2	Level 3	Total
Assets
Call options	$—	$—	$505	$505
Preferred Shares	—	—	16,589	16,589
Liabilities
Interest rate swap	—	—	400	400
The increase in the interest rate swap were related to its change in fair market value for the year ended December 31, 2020.
The Company owns preferred shares in Finn Partners. These shares were determined by management to be available-for-sale investments and are recorded at fair value at each reporting period. These preferred shares are considered to be Level 3 fair value measurements since they utilize unobservable inputs for which there is little or no market data and which require the Company to develop its own assumptions. The Company determines fair value of preferred shares utilizing an option pricing model. Key assumptions include enterprise value and future growth rates of Finn Partners.
The summary of fair value changes of the preferred shares held by the Company are presented below (in thousands):
	2020	2019
Balance as of January 1	$16,589	$14,427
Interest earned on investment	600	600
Purchase of additional preferred shares	—	—
Change in fair market value	(5,156)	1,562
Balance as of December 31	$12,033	$16,589
The Company incurred an obligation to make contingent deferred acquisition consideration payments to the former owners of Sloane and Truelogic and are recorded at fair value at each reporting period. Refer to Note 12 — Commitments and Contingencies for further detail. The earn-out payments are recorded at fair value at each reporting period, and are considered to be Level 3 in the fair value hierarchy as they utilize unobservable inputs for which there is little or no market data and requires the Company to develop its

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
own assumptions. The Company determines fair value of options utilizing a Monte Carlo simulation model. Key assumptions include the term of the earn-out payments and the future growth rates of Sloane and Truelogic.
The summary of fair value changes of the contingent deferred acquisition consideration is presented below (in thousands):
December 31, 2020
Balance as of January 1	$—
Fair market value upon acquisition	13,217
Change in fair market value	2,280
Balance as of December 31	$15,497
Due to the short-term nature, the carrying values of cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accruals and other liabilities approximate fair value.
Financial Liabilities that are Measured at Fair Value on a Nonrecurring Basis
The carrying amount of the Company’s long-term debt closely approximates its fair value as of December 31, 2020 due to its variable interest rates. The fair value is based on quoted market prices in markets that are not active and are classified as Level 3 within the fair value hierarchy.
Non-financial Assets and Liabilities that are Measured at Fair Value on a Nonrecurring Basis
Certain non-financial assets and liabilities are recorded at fair value on a nonrecurring basis and accordingly are not measured and adjusted to fair value on an ongoing basis but are subject to periodic evaluations for potential impairment. These assets and liabilities include goodwill, intangible assets, property and equipment, other noncurrent assets and other noncurrent liabilities (Level 3 fair value assessments) and right-of-use lease assets (a Level 2 fair value assessment). As of December 31, 2020, and 2019, the Company has not recognized an impairment on these non-financial assets and liabilities.
16.   Employee Benefit Plans
Defined Contribution Plan
The Company’s US based businesses maintain 401(k) plans (collectively, the “401(k)”), which provide for tax-deferred contributions of employees’ salaries. Each eligible employee may elect to contribute up to the maximum amount allowed by the Code of the employee’s annual compensation to 401(k). The Company may match a percentage of employee contributions to 401(k). The total matching contributions funded to the 401(k) were $2.9 million and $2.5 million for the years ended December 31, 2020 and 2019, respectively, and were recorded as part of Cost of services sold and Office and general expenses in the Consolidated Statements of Operations and Comprehensive Income.
The Company’s UK based businesses operate a defined contribution plan that complies with the local laws in that country. The plan provides a tax deferred contribution to the employees’ salaries, limited to a maximum annual amount established by the relevant government body of the specific country. The Company’s businesses provide for a matching contribution that meets the minimum percent requirement. The total matching contributions made by the Company’s UK businesses totaled $1.1 million and $1.0 million for the years ended December 31, 2020 and 2019, respectively, and were recorded as part of Cost of services sold and Office and general expenses in the Consolidated Statements of Operations and Comprehensive Income.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Long-Term Equity Incentive Plan
The Company established the Long-Term Equity Incentive Plan (the “Equity Plan”) as a means for providing long term incentives for certain key officers and members of Brand management. These individuals are eligible to earn nonvoting equity interests in their respective companies. The Equity Plan provides the Brands key officers and members of management with an opportunity to participate in the distribution of the future profits of the Company by granting profit interest units and other incentive awards. The vesting of the awards is typically conditioned, amongst other things, upon occurrence of an Initial Public Offering (“IPO”) or other qualified liquidity events (“change in control events”). As of December 31, 2020, the Company determined that it is not probable that the change in control events will occur and, as such, compensation expenses related to these awards were not recognized in the consolidated financial statements as of and for the years ended December 31, 2020 and 2019.
17.   Income Taxes
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted into law and the new legislation contains several key tax provisions, including the five-year net operating loss carryback, an adjusted business interest limitation, and payroll tax deferral. The Company is required to recognize the effect of tax law changes in the period of enactment, which required the Company to reassess the net realizability of its deferred tax assets and liabilities. The Company has assessed the applicability of the CARES Act and determined there is no impact.
The Company’s Income before taxes and equity in earnings (losses) of unconsolidated affiliates, and Provision for income taxes consisted of the following (in thousands):
	Years ended December 31,
	2020	2019
Income before taxes and equity in earnings (losses) of unconsolidated affiliates
United States	$95,939	$23,215
Foreign	(18,599)	7,677
Income before taxes and equity in earnings (losses) of unconsolidated affiliates	$77,340	$30,892
Current tax expense
Federal	$5,812	$3,300
State	3,242	2,202
Foreign & other	2,346	5,062
Total current income tax expense	11,400	10,564
Deferred tax benefit
Federal	(1,951)	1,279
State	389	351
Foreign	(3,901)	(2,190)
Total deferred tax benefit	(5,463)	(560)
Total provision for income taxes	$5,937	$10,004
Deferred tax assets and liabilities result from differences between assets and liabilities measured for financial reporting purposes and those measured for income tax return purposes.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The table below summarizes the significant components of deferred tax assets and liabilities (in thousands):
	December 31, 2020	December 31, 2019
Deferred tax assets
Net operating loss	$10,229	$7,223
Tax credits	583	800
Deductible start-up costs	699	752
Accruals and other liabilities	1,296	322
Allowance for doubtful accounts	376	162
Right-of-use asset – operating leases	4,141	4,634
Intangible assets, net	2,483	—
Advanced billings, net	417	—
Other, net	556	420
Less: Valuation allowance	(5,551)	(2,945)
Total deferred tax assets	15,229	11,368
Deferred tax liabilities
Intangible assets, net	24,442	24,595
Property and equipment, net	463	396
Deferred costs, net	1,545	902
Advanced billings, net	—	387
State taxes, net	417	262
Accrual to cash difference	—	1,466
Operating lease liability	3,577	4,634
Other, net	677	134
Total deferred tax liabilities	31,121	32,776
Total deferred tax liabilities, net	$15,892	$21,408
As of December 31, 2020, the Company had $0.2 million of deferred tax assets, which is included in Other assets on the Consolidated Balance Sheet, related to its Canadian entities.
As of December 31, 2020, and 2019, the Company had $18.6 million and $16.6 million, respectively, of net operating losses (“NOL”) related to federal and state income taxes at StagTech. The NOL’s generated prior to December 12, 2018 are subject to IRC Section 382 limitations and any future ownership changes may cause the Company’s existing tax attributes to have additional limitations. The NOL carryforward will begin to expire in 2032. Based on the assessment of recoverability of deferred tax assets and expected future taxable profits for StagTech, a valuation allowance of $4.6 million and $2.8 million has been provided against deferred tax assets as of December 31, 2020 and 2019, respectively.
As of December 31, 2020, and 2019, the Company had $8.3 million and $10.6 million, respectively, of NOL’s at TSA of which, $6.6 million are subject to IRC Section 382 limitations. A valuation allowance of $0.1 million has been provided against capital losses incurred at The Search Agency that are not “more likely than not” to be realized. The NOL carryforward will begin to expire in 2029.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020, additional valuation allowances were provided against NOL’s at the Company’s Code and Theory Brand’s Philippine entity of $0.2 million and its National Research Group Brand’s UK entity of $0.5 million.
	Valuation Allowance for Deferred Income Taxes
Year Ended	Balance at Beginning of Period	Charged to Costs and Expenses	Other	Translation Adjustments	Balance at the End of Period
December 31, 2020	$2,945	$2,606	$—	$—	$5,551
December 31, 2019	$3,678	$(733)	$—	$—	$2,945
A reconciliation of income tax expense using the U.S. federal income tax rate compared with actual income tax expense is as follows (in thousands):
	Years ended December 31,
	2020	2019
Income before taxes and equity in earnings (losses) of unconsolidated affiliates	$77,340	$30,892
Theoretical tax of 21%	16,241	6,487
Impact of disregarded entity structure	(16,049)	(3,075)
Foreign, net	752	1,256
Restructuring	—	2,764
State taxes, net	1,980	2,043
Guaranteed payment	840	467
Valuation allowance	1,286	(257)
Other	887	319
Total provision for income taxes	$5,937	$10,004
The Company is a limited liability company classified as a disregarded entity for U.S. federal income tax purposes, and as such is not subject to taxes from a U.S. federal income tax perspective. The theoretical tax rate of 21% has been used to capture the U.S. federal taxes of the corporations owned by the Company and recorded in the Consolidated Statements of Operations and Comprehensive Income.
The significant drivers of the effective tax rate relate to the segmentation of income between the portion subject to entity level tax and the portion of income reported directly by the Member, state income taxes, as well as valuation allowances established during the period.
There were no uncertain tax positions taken by the Company as of December 31, 2020 and 2019 that are not more likely than not to be sustained upon examination. Years ended December 31, 2016 and later remain subject to examination by U.S. federal authorities and various state and foreign authorities. There are currently no audits in progress.
18.   Segment Information
The Company determines an operating segment if a component (i) engages in business activities from which it earns revenues and incurs expenses, (ii) has discrete financial information, and is (iii) regularly reviewed by the Chief Operating Decision Maker (“CODM”) to make decisions regarding resource allocation for the segment and assess its performance. After performing this analysis, the Company determined that each of its Brands are an operating segment.
Once its operating segments were identified, the Company performed an analysis to determine if aggregation of operating segments is applicable under ASC 280, Segment Reporting. This determination is

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
based on a quantitative analysis of historic and projected long-term results of operations for each operating segment, together with a qualitative assessment to determine if operating segments have similar economic and operating characteristics.
The CODM uses Adjusted EBITDA (defined below) as a key metric, to evaluate the operating and financial performance, identify trends, develop projections and make strategic business decisions for each of the reportable segments.
Adjusted EBITDA is defined as Net income before taxes and equity in earnings (losses) of unconsolidated affiliates, plus depreciation and amortization, interest expense, deferred acquisition consideration adjustments, and other items, net. Other items, net includes items such as acquisition-related expenses, other non-recurring items and other restructuring costs.
The six reportable segments that resulted from applying the aggregation criteria are discussed below. The Company also reports results, as further detailed below, for the “Corporate” group.
•   Digital — Marketing:   includes Brands that support the delivery of content, commerce, service and sales using online channels. These Brands create websites, back-end systems and other digital environments allowing consumers to engage with Brands using search engine optimization, bots, search engine marketing, influencer & affiliate marketing, email marketing, customer relationship management and programmatic advertising. Brands include Code and Theory, Forward PMX Group, MMI Agency and Stagwell Technologies;
•   Digital — Content:   includes Brands that create online and offline content supported by ad sales to help clients target niche B2B audience and general consumers. Brands include Multi-View, INK and Observatory;
•   Research — Technology:   includes a single Brand, National Research Group, which conducts qualitative and quantitative research among consumers on behalf of theatrical, television, streaming content creators, gaming companies and technology companies to attract and engage consumers;
•   Research — Corporate:   includes Brands that conducts qualitative and quantitative research among consumers and B2B audiences to help companies understand their purchase intent habits and trends to aid in marketing decisions and product development, views of brand and corporate reputation and the use of research for public release. Brands include Harris Insights and Analytics and HarrisX;
•   Communications, Public Affairs and Advocacy:   includes Brands that provides strategic communications through traditional media relations, social media and in-person engagements, as well as utilizing digital channels to mobilize and raise funds from supporters and constituents to support political candidates and issue organizations in the public arena. Brands include SKDK, Targeted Victory and Wye Communications;
•   All Other:   includes Brands that create, produce, and promote advertising through traditional and digital channels, provides public relations, online reputation and digital privacy solutions for individuals and businesses. Brands include Scout, Reputation Defender and Collect, Understand and Engage (“CUE”); and
•   Corporate:   Corporate includes expenses incurred by the Company’s corporate function. These costs primarily consist of office and general expenses, salaries and related employee-related expenses that are not fully allocated to the operating segments. These costs include salaries, long-term incentives, bonuses and other miscellaneous benefits for corporate office employees, corporate office expenses, professional fees related to financial statement audits and legal, information technology and other consulting services that are engaged through the Company’s corporate office, and depreciation incurred on its corporate office.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The tables below provide summarized financial information for each of the Company’s reportable segments (in thousands):
	Years ended December 31,
	2020	2019
Total Revenue:
Digital – Marketing	$217,091	$208,343
Digital – Content	125,152	157,546
Research – Technology	55,487	58,353
Research – Corporate	54,062	51,968
Communications, Public Affairs & Advocacy	385,319	112,388
All Other	50,921	40,068
Total Revenue	$888,032	$628,666
Adjusted EBITDA:
Digital – Marketing	$44,866	$36,511
Digital – Content	(46)	22,475
Research – Technology	11,796	14,553
Research – Corporate	6,653	8,739
Communications, Public Affairs & Advocacy	78,913	18,213
All Other	4,566	88
Corporate	(3,580)	(1,736)
Total Adjusted EBITDA	$143,168	$98,843
Reconciliation to Income before taxes and equity in earnings (losses) of unconsolidated affiliates:
Depreciation and amortization	(41,025)	(35,729)
Interest expense, net	(6,223)	(8,659)
Other expense, net	(177)	(1,144)
Deferred acquisition consideration adjustments	(4,497)	(15,652)
Other items, net	(13,906)	(6,767)
Income before taxes and equity in earnings (losses) of unconsolidated affiliates	$77,340	$30,892
Depreciation and amortization:
Digital – Marketing	$13,422	$11,786
Digital – Content	12,086	11,570
Research – Technology	2,429	1,815
Research – Corporate	2,274	2,320
Communications, Public Affairs & Advocacy	5,907	4,148
All Other	2,942	3,015
Corporate	1,965	1,075
Total Depreciation and amortization	$41,025	$35,729

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The table below provides a summary of the Company’s long-lived assets, comprising of fixed assets, goodwill and intangibles assets, and right-of-use assets — operating leases, net of applicable accumulated depreciation and amortization, by geographic region (in thousands):
	December 31, 2020	December 31, 2019
Property and equipment, net
United States	$31,130	$29,277
United Kingdom	4,484	3,294
Total	$35,614	$32,571
Goodwill and Intangible assets, net
United States	$426,539	$405,765
United Kingdom	111,221	115,987
Total	$537,760	$521,752
Right-of-use assets – operating leases
United States	$50,092	$62,241
United Kingdom	7,660	9,482
Total	$57,752	$71,723
The CODM does not use segment assets to allocate resources or to assess performance of the segments and therefore total segment assets have not been disclosed.
19.   Related Party Transactions
The Stagwell Group engaged certain of the Company’s Brands to provide services for the Stagwell Group for interagency customers (collectively referred to as “Related Party Work”). Accounts receivable due from the Stagwell Group was immaterial as of December 31, 2020, with $1.9 million of accounts receivable due from the Stagwell Group as of December 31, 2019. Additionally, the Company recorded $0.9 million and $3.3 million of related party revenue for the years ended December 31, 2020 and 2019, respectively, $0.1 million of cost of service paid to the Stagwell Group for the years ended December 31, 2020, and 2019, respectively, and $0.1 million of other expenses, for the year ended December 31, 2019, in connection with such Related Party Work.
The Fund from time to time makes additional equity investments in the Company. The investment may be either cash or noncash in the form of its interest in companies acquired by the Fund. Noncash contributions are recorded in Member’s equity at the value of the actual cash the Fund paid for the asset. For the year ended December 31, 2020, Stagwell Media made additional noncash investments in the Company of $93.9 million, and additional cash investments in the Company of $1.5 million. Additionally, for the year ended December 31, 2020, the Company made cash distributions to Stagwell Media of $108.5 million.
For the year ended December 31, 2019, Stagwell Media acquired and immediately contributed 100% of the assets and liabilities of Multi-View to the Company. Stagwell Media funded the total value of the assets and liabilities of $44.6 million by cash of $26.3 million and by debt of $18.0 million. Accordingly, the Company accounted for this transaction as a non-cash contribution of equity of $24.3 million, cash contribution of $2.0 million resulting from the cash acquired as part of the assets of Multi-View, and $18.0 million of debt assigned to the Company. Total non-cash contributions for the year ended December 31, 2019, including the Multi-View transaction, was $71.2 million. Stagwell Media made cash investments in the Company of $4.0 million for the year ended December 31, 2019. Additionally, the Company made cash distributions to the Fund of $38.0 million for the year ended December 31, 2019.
A $3.4 million loan receivable due from an affiliate of one of the Company’s Brands is included within other current assets on its Consolidated Balance Sheets as of December 31, 2020.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
In the ordinary course of business, the Company enters into transactions with MDC. MDC is considered a related party due to: i) an affiliate of the Stagwell Group owning a minority ownership in MDC, and ii) the manager of the Stagwell Group, Mark Penn, is also the Chief Executive Officer and Chairman of the Board of Directors of MDC.
In October 2019, the Company entered into an arrangement with an affiliate of MDC, in which the Company and the affiliate will collaborate to provide various services to a client of the affiliate. As of December 31, 2020, and 2019, $1.3 million and $0.4 million was due from the affiliate for services provided. For the year ended December 31, 2020, the Company recognized $1.7 million in revenue under the arrangement.
In January 2020, the Company entered into an arrangement with an affiliate of MDC to develop advertising technology for the affiliate. Under the arrangement the Company recognized $0.6 million of revenue for the year ended December 31, 2020, of which an immaterial amount was owed to the Company as of December 31, 2020.
In January 2020, the Company entered into an arrangement with an MDC affiliate whereby this affiliate performed media planning, buying and reporting services on behalf of the Company’s client. The Company owed the MDC affiliate $30.1 million as of December 31, 2020.
In March 2020, the Company entered in an arrangement with a client owned by an investor of the Fund. Under this arrangement, the Company will provide the client with media, production, planning and public relations services. During the year December 31, 2020, the client paid the Company $11.8 million which the Company recognized $6.5 million as revenue within its Consolidated Statements of Operations and Other Comprehensive Income. In connection with this arrangement, the Company paid an MDC affiliate $5.3 million for media services.
In May 2020, the Company entered into an arrangement with an affiliate of MDC, in which the affiliate will provide media planning, buying and reporting services. Under the arrangement, the Company recognized $0.3 million in fees for the year ended December 31, 2020. As of December 31, 2020, $0.2 million was due to the affiliate for services provided.
In August 2020, the Company entered into an arrangement with an MDC affiliate to provide research and concept testing services. Under the arrangement, the Company recognized approximately $0.1 million in revenue for the year ended December 31, 2020. As of December 31, 2020, $0.1 million was due from the MDC affiliate for services provided.
For the year ended December 31, 2020, the Company paid an MDC affiliate $1.4 million on behalf of a client for media buying, planning and reporting services. The arrangement was accounted for on a pass-through basis, whereby the Company recognized a net zero amount of revenue and costs on the Company’s Consolidated Statements of Operations and Comprehensive Income.
20.   Subsequent Events
Subsequent events have been evaluated through March 6, 2021, the date these consolidated financial statements were available for issuance:
On February 8, 2021, MDC filed a registration statement on Form S-4 (“Registration Statement”) with the SEC related to the Proposed MDC Transaction. The Registration Statement has not yet been declared effective by the SEC, and the information contained therein is subject to change.

Report of Independent Auditors
To the Management of Stagwell Marketing Group LLC
We have audited the accompanying consolidated financial statements of Stagwell Marketing Group LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive income, of changes in equity and of cash flows for the years then ended.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stagwell Marketing Group LLC and its subsidiaries as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 4 to the consolidated financial statements, the Company changed the manner in which it accounts for leases in 2019. Our opinion is not modified with respect to this matter.
June 2, 2020, except for the change in the manner in which the Company accounts for leases as discussed in Note 4 to the consolidated financial statements, except for the effects of the reorganization of entities under common control as discussed in Note 5 to the consolidated financial statements and except for the change in composition of reportable segments as discussed in Note 18 to the consolidated financial statements, as to which the date is January 18, 2021

Stagwell Marketing Group LLC and Subsidiaries
Consolidated Balance Sheets
(in thousands)	December31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$63,860	$51,777
Accounts receivable, net	196,511	145,677
Expenditures billable to clients	21,137	20,140
Other current assets	23,242	12,170
Total current assets	304,750	229,764
Investments	18,899	17,268
Property and equipment, net	32,571	22,989
Goodwill	325,185	257,323
Intangible assets, net	196,567	174,572
Right-of-use assets – operating leases	71,723	—
Other assets	1,094	1,178
Total assets	$950,789	$703,094
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$139,507	$99,265
Accruals and other liabilities	68,513	61,472
Current maturities of long-term debt	994	19,410
Advanced billings	57,864	19,086
Current portion of operating lease liabilities	17,488	—
Current portion of deferred acquisition consideration (Note 12)	64,845	309
Total current liabilities	349,211	199,542
Long-term debt, net	158,460	120,307
Long-term portion of deferred acquisition consideration (Note 12)	—	49,385
Lease liabilities – operating leases	67,463	—
Deferred tax liabilities, net	21,408	12,925
Other liabilities	2,108	14,779
Total liabilities	598,650	396,938
Commitments and contingencies (Note 12)
Redeemable noncontrolling interest (Note 14)	3,602	1,947
Member’s equity	316,960	264,169
Noncontrolling interest	31,577	40,040
Total equity	348,537	304,209
Total liabilities, redeemable noncontrolling interest and equity	$950,789	$703,094
The accompanying notes are an integral part of these consolidated financial statements.

Stagwell Marketing Group LLC and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
	Years ended December 31,
(in thousands)	2019	2018
Revenue	$628,666	$426,432
Operating expenses:
Cost of services sold	376,280	257,524
Office and general expenses	175,962	131,171
Depreciation and amortization	35,729	21,775
Total operating expenses	587,971	410,470
Operating income	40,695	15,962
Other expenses, net:
Interest expense, net	(8,659)	(6,406)
Other (expense) income, net	(1,144)	11,443
Income before taxes and equity in (losses) earnings of unconsolidated affiliates	30,892	20,999
Provision for income taxes	(10,004)	(4,494)
Income before equity in (losses) earnings of unconsolidated affiliates	20,888	16,505
Equity in (losses) earnings of unconsolidated affiliates	(158)	1,919
Net income	20,730	18,424
Less: Net income attributable to noncontrolling interests	2,326	2,328
Less: Net income attributable to redeemable noncontrolling interests	1,263	153
Net income attributable to Member	$17,141	$15,943
Other comprehensive income (loss), net of income taxes:
Net income attributable to Member	$17,141	$15,943
Net unrealized gain on available for sale investment	1,539	1,886
Foreign currency translation adjustments	4,202	(3,740)
Total other comprehensive income (loss), net of income taxes	5,741	(1,854)
Comprehensive income attributable to Member	$22,882	$14,089
The accompanying notes are an integral part of these consolidated financial statements.

Stagwell Marketing Group LLC and Subsidiaries
Consolidated Statements of Changes in Equity
(in thousands)	Member’s equity	Noncontrolling interest	Total equity
Balance at December 31, 2017	$236,231	$11,843	$248,074
Capital contributions	45,128	—	45,128
Distributions	(33,279)	(2,065)	(35,344)
Net income attributable to Member and noncontrolling interest	15,943	2,328	18,271
Other comprehensive income (loss), net	(1,854)	—	(1,854)
Noncontrolling interest acquired	—	30,074	30,074
Purchase of units from noncontrolling interest	2,000	(2,140)	(140)
Balance at December 31, 2018	264,169	40,040	304,209
Capital contributions	59,724	—	59,724
Distributions	(38,032)	(2,180)	(40,212)
Net income attributable to Member and noncontrolling interest	17,141	2,326	19,467
Other comprehensive income (loss), net	5,741	—	5,741
Changes in redemption value of redeemable noncontrolling interest	(392)	—	(392)
Purchase of units from noncontrolling interest	8,609	(8,609)	—
Balance at December 31, 2019	$316,960	$31,577	$348,537
The accompanying notes are an integral part of these consolidated financial statements.

Stagwell Marketing Group LLC and Subsidiaries
Consolidated Statements of Cash Flows
	Years ended December 31,
(in thousands)	2019	2018
Cash flows from operating activities
Net income	$20,730	$18,424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,729	21,775
Debt issuance cost amortization	728	1,036
Provision for bad debt expense	970	311
Deferred tax benefit	(560)	(1,458)
Changes in fair value of investments in unconsolidated affiliates	350	(9,850)
Changes in deferred acquisition consideration	15,651	21,327
Interest from preferred investments	(600)	(338)
Equity in earnings of unconsolidated affiliates, net of dividends received	158	(1,389)
Real estate security deposit refund	—	4,746
Loss on disposal of fixed assets	386	123
Changes in assets and liabilities:
Accounts receivable	(41,681)	12,915
Expenditures billable to clients	(997)	(10,828)
Other assets	(9,979)	8,977
Accounts payable	32,757	(5,397)
Accruals and other liabilities	904	(2,013)
Advanced billings	10,300	2,497
Net cash provided by operating activities	64,846	60,858
Cash flows from investing activities
Purchases of property and equipment	(12,472)	(9,777)
Acquisitions, net of cash acquired	(5,615)	(19,412)
Other investing activities	—	(590)
Net cash used in investing activities	(18,087)	(29,779)
Cash flows from financing activities
Payment of contingent consideration	(500)	(5,000)
Payment of deferred consideration	(2,000)	(7,412)
Payment of long-term debt	(169,770)	(27,437)
Proceeds from long-term debt	175,203	43,897
Debt issuance costs	(1,784)	(1,323)
Distributions	(40,212)	(35,344)
Contributions	4,044	14,500
Net cash used in financing activities	(35,019)	(18,119)
Effect of exchange rate changes on cash and cash equivalents	343	(120)
Net increase in cash and cash equivalents	12,083	12,840
Cash and cash equivalents at beginning of period	51,777	38,937
Cash and cash equivalents at end of period	$63,860	$51,777
Supplemental cash flow information:
Cash interest paid	$(12,100)	$(6,359)
Income taxes paid	(8,588)	(5,798)
Non-cash investing and financing activities:
Acquisitions of business	(69,233)	(59,129)
Acquisitions of noncontrolling interest	(15,560)	(2,000)
Net unrealized gain on available for sale investment	1,539	1,886
Non-cash contributions included in Member’s equity	71,240	32,061
Non-cash debt proceeds	18,000	96,444
Non-cash payment of debt	—	(70,775)
The accompanying notes are an integral part of these consolidated financial statements.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
1.
Business Description

Stagwell Marketing Group LLC (the “Company,” “Stagwell Marketing Group,” “SMG,” “we,” “us” or “our”) is a Delaware company that was formed on March 9, 2017 and is governed by the terms and conditions of a limited liability agreement effective as of the same date. Stagwell Media LP (the “Member”, “Stagwell Media” or the “Fund”), is a private equity fund that owns all interests in Stagwell Marketing Group through a wholly owned holding company named Stagwell Marketing Group Holdings LLC. The Fund is managed by a registered investment advisor named The Stagwell Group LLC (“Stagwell Group” or the “Manager”).
On March 9, 2017 Stagwell Media formed two holding company subsidiaries, Stagwell Marketing Group Holdings LLC, and Stagwell Marketing Group. The companies were formed in contemplation of holding all Stagwell Media’s operating investments. Under a single entity, we could realize cost savings under enterprise level vendor arrangements, better serve our customers with an integrated offering, and more effectively report the operating results of our businesses. The transaction was effectuated by way of a contribution agreement dated March 13, 2017, which contributed all the Fund’s interests in the existing businesses as of the execution date to Stagwell Marketing Group. This transaction has been accounted for at historical cost as a transaction under common control. The Company’s equity structure is a non-unitized single member LLC, therefore all components of equity attributable to the Member are reported within Member’s Equity on the Consolidated Balance Sheets and Consolidated Statements of Changes in Equity.
We own the membership interests of small and mid-sized marketing services companies that create customized marketing programs for clients that range in scale from regional and local clients to large global marketers. Our equity positions usually include, but are not limited to, partner and membership interests, common and preferred stock as well as call and put options.
As December 31, 2019, the Company has six reportable segments with our Corporate function reported separately. Our segments aggregate each of our operating companies (referred to as “Brands”) based on the services provided, comparable marketing verticals serviced, and comparability of economic performance. Our segments are as follows: 1. Digital Transformation and Performance Marketing (“Digital — Marketing”), 2. Digital Content (“Digital — Content”), 3. Research for Technology and Entertainment (“Research — Technology”), 4. Research for Corporate (“Research — Corporate”), 5. Communications, Public Affairs and Advocacy (“Communications, Public Affairs and Advocacy”), and 6. All Other Brands (“All Other”). Refer to Note 18 — Segment Information for further information.
On September 30, 2020, the Stagwell Group contributed 100% of the assets and liabilities of RepDef Holdings LLC and its subsidiaries, (collectively “Reputation Defender”), to a wholly owned subsidiary of the Company. In accordance with Accounting Standards Codification (“ASC”) 805: Business Combinations (“ASC 805”), the contribution is accounted for as a transaction among entities under common control due to the Stagwell Group controlling both the Company and Reputation Defender. As a result, the assets acquired and liabilities assumed are included in the Company’s consolidated financial statements at their respective carry-over basis and are recorded in the Company’s consolidated financial statements as of the earliest date of the periods presented, or April 3, 2018, the date upon which the Stagwell Group acquired Reputation Defender. Refer to Note 5 — Common Control Acquisition for further information.
2.
Summary of Significant Accounting Policies

Basis of Presentation
These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).
Principles of Consolidation
The Company’s consolidated financial statements include the accounts of its consolidated subsidiaries, some of which are not wholly owned. All intercompany transactions have been eliminated in consolidation.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Noncontrolling Interest
The Company recognizes the noncontrolling interests that were created as part of a business combination at fair value as of the date of the transaction.
When acquiring less than 100% ownership of an entity, the Company may enter into agreements with the noncontrolling interest holders that offer the ability to tender their membership interests for redemption by the Company or the related subsidiary under certain circumstances. The Company presents noncontrolling interests as permanent equity when the option to redeem the incremental ownership is within the control of the Company.
Net income or loss of the Company’s subsidiaries are allocated to its noncontrolling interests based on the noncontrolling interests’ ownership percentages in the subsidiary.
Redeemable Noncontrolling Interest
The Company enters into contractual arrangements under which noncontrolling shareholders may require the Company to purchase such noncontrolling shareholders’ incremental ownership interests under certain circumstances. The redemption date value under these contractual arrangements are not a fixed amount, but rather is dependent upon various valuation formulas, such as the average earnings of the relevant subsidiary through the date of exercise or the growth rate of the earnings of the relevant subsidiary during that period. These contractual arrangements are contingently redeemable at the option of the noncontrolling shareholder and is presented in mezzanine equity on the Consolidated Balance Sheets at its acquisition date fair value, plus net income or loss attributable to the redeemable noncontrolling interest in accordance with ASC 810, Consolidation, which is based on the noncontrolling interests’ ownership percentage in the subsidiary. The options are only adjusted to their redemption date value at such point in time that the options are deemed to be currently redeemable by the Company, and if determined to be greater than the cumulative net income allocated to the noncontrolling interests in accordance with ASC 810, Consolidation.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires us to make judgments, assumptions and estimates that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the reporting date and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are used in the allocation of fair value of purchase consideration, deferred acquisition consideration, redeemable noncontrolling interests, goodwill and intangible assets, property and equipment, income taxes, and revenue recognition. These estimates are evaluated on an ongoing basis and are based on historical experience and other assumptions that we believe are reasonable under the circumstances. These estimates require the use of assumptions about future performance, which are uncertain at the time of estimation. To the extent actual results differ from the assumptions used, results of operations and cash flows could be materially impacted.
Reclassifications
Certain prior year amounts have been reclassified to conform to the current year’s presentation.
Concentrations of Credit Risk
The financial instruments that could potentially subject us to concentrations of credit risk consist of cash deposits and trade receivables. All cash and cash equivalents are held at financial institutions that management believes to be of high credit quality. Domestically, cash and cash equivalents from time-to-time may exceed federally insured limits set by the Federal Deposit Insurance Company (“FDIC”), and international cash balances may not qualify for foreign government insurance programs. To date, we have not experienced any losses on cash and cash equivalents.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Exposure to losses on trade receivables is principally dependent on each customer’s financial condition. To manage the credit risk associated with trade receivables, we evaluate the creditworthiness of customers, monitor exposure for credit losses and maintain a provision for bad debt expense. We do not believe we are exposed to a concentration of credit risk. As of and for the years ended December 31, 2019, and 2018, no individual customer accounted for more than 10% of our consolidated revenue and accounts receivable, with no individual countries other than the United States accounting for more than 10% of our consolidated revenue for the years ended December 31, 2018 and 2019, except for the United Kingdom, which accounted for 11.8% of our consolidated revenue, for the year ended December 31, 2019. Refer to Note 3 — Revenue for further information.
Cash and Cash Equivalents
Cash consists of cash maintained in checking and other operating accounts. The Company invests in money market funds which are classified as cash equivalents. When investments in a SEC- registered money market fund meet the qualifications of Investment Company Act Rule 2a-7, investors in the fund are permitted to classify their investments as cash equivalents. In addition, a floating rate NAV money market fund would meet the definition of a cash equivalent except in the event credit or liquidity issues arise, including the enactment of liquidity fees or redemption gates. The Company has evaluated the classification of the money market funds as of December 31, 2019 and 2018, and determined that they are appropriately classified as cash equivalents as there are no known credit or liquidity issues.
As of December 31, 2019, and 2018, we had no restricted cash on hand.
Accounts Receivable
Accounts receivable includes receivables billed to customers, net of the allowance for doubtful accounts in the Consolidated Balance Sheets. Accounts receivable also includes expenditures billable to customers for pass through media and production costs. Typically, customers are invoiced monthly or based on a billing schedule that is defined by the contract.
We extend credit based on a customer’s financial condition and do not require collateral. We utilize the allowance method to calculate an estimate for uncollectible accounts. The allowance for doubtful accounts is based on our evaluation of the collectability of accounts receivable and the reserve we record is equal to the estimated uncollectible amounts.
Expenditures billable to clients
Expenditure billable to clients consists of revenue that is earned and recognized but has not been invoiced to the customer. Typically, customers are invoiced monthly or based on a billing schedule that is defined by the contract.
Equity Method Investments
The Company employs the equity method of accounting for investments where we can exercise significant influence, but the investment does not meet the criteria for consolidation. This is generally represented by a common stock ownership or an equity interest of at least 20 percent, but not more than 50 percent. Under the equity method, the investment is recorded initially at cost and subsequently adjusted for our share of earnings as well as contributions and distributions in accordance with respective operating agreements and/or governing documents of these subsidiaries. Noncontrolling interest holders have usual and customary voting and other rights under the respective operating agreements and/or governing documents as they pertain to the class of equity held. Earnings and impairment charges of an equity method investee are reported in our Consolidated Statements of Operations and Comprehensive Income as equity in earnings of unconsolidated affiliates.
Management reviews all investments that are accounted for under the equity method of accounting each reporting period for impairment. As of December 31, 2019, and 2018, no equity investments were impaired.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Other Investments
Other investments include preferred shares in Finn Partners, which are accounted for as available- for-sale investments consistent with the guidance in ASC 320, Investments — Debt and Equity Securities. Available-for-sale investments are carried at fair value, with unrealized gains and losses recorded in other comprehensive income in the Consolidated Statements of Operations and Comprehensive Income. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in other (expense) income in the Consolidated Statements of Operations and Comprehensive Income. The cost of securities sold is based on the specific identification method. Interest on the preferred shares classified as available-for-sale are included in interest income. There were no impairment losses related to available-for-sale investments for the years ended December 31, 2019 and 2018.
Prepaid Expenses and Other Assets
Prepaid expenses and other assets are expenditures made in advance of when the economic benefit of the cost will be realized. These accounts will be expensed in future periods with the passage of time or when a triggering event occurs.
Property and Equipment, Net
Property and equipment consist of furniture and fixtures, computer equipment and software, and leasehold improvements that are stated at cost, net of accumulated depreciation.
Property and equipment are depreciated using the straight-line method over the estimated useful lives, as follows:
Computer equipment and software	3 – 5 years
Furniture and fixtures	7 years
Capitalized software	3 – 10 years
Leasehold improvements	shorter of remaining lease term or useful life
Additions and improvements are capitalized, while replacements, maintenance, and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the balance sheet and any resulting gain or loss is included in the results of operations in the period of disposition.
We capitalize software development and acquisition costs incurred in connection with developing software for external licensing to clients and internal use. Costs incurred between achievement of technological feasibility and when it is available for general release to our clients is immaterial. Costs incurred to develop the internal-use software are capitalized, while costs incurred for planning the project and for post-implementation training and maintenance are expensed as incurred.
Capitalized software is included in property and equipment in the accompanying Consolidated Balance Sheets. Depreciation expense related to the capitalized software was $1.4 million and $0.1 million for the years ended December 31, 2019 and 2018, respectively, and is included in Depreciation and amortization expenses in the accompanying Consolidated Statements of Operations and Comprehensive Income. The net book value of capitalized software was $11.1 million and $2.9 million as of December 31, 2019 and 2018, respectively.
Deferred Acquisition Consideration
Certain acquisitions include an initial payment at closing and provide for future additional contingent payments. These payments are typically contingent upon the acquired businesses reaching certain profit and/or growth targets. In instances where such contingent payments require sellers’ continuous employment with the Company after the transaction, they are recorded as compensation expense in the Consolidated

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Statements of Operations and Comprehensive Income. The related liability is measured using management’s best estimate of such future payments and is recorded as a deferred acquisition consideration liability in the Consolidated Balance Sheets. At each reporting date, we model each business’ future performance, including revenue growth and free cash flows, to estimate the value of each deferred acquisition consideration liability. Subsequent changes to the liability are recorded in results of operations. When contingent payment arrangements do not require continuous employment, they are initially recorded as purchase consideration at fair value and are subsequently remeasured at fair value at each reporting date with any changes recorded in results of operations.
Goodwill
Goodwill is the result of the excess of the consideration transferred over the fair value of tangible net assets and identifiable intangible assets of businesses acquired.
Goodwill is not amortized, but rather is tested for impairment on an annual basis, as of December 31, or more frequently if events or changes in circumstances indicate potential impairment. Factors that may result in an interim impairment test include but are not limited to a change in identified reporting units, an adverse change in business conditions, a significant adverse change in customer demand or impairment of long-lived assets. If necessary, we reassign goodwill using a relative fair value allocation approach.
Goodwill is first evaluated using a qualitative assessment to determine whether it is more likely than not that the fair value of its reporting unit is less than the carrying amount. If the qualitative assessment indicates that the fair value of the reporting unit may be less than the carrying amount, we conduct a quantitative impairment test of goodwill; otherwise, we conclude that there is no impairment. The quantitative test compares the fair value of the reporting unit to its carrying amount. If the reporting unit’s carrying amount exceeds its fair value, a goodwill impairment charge is recorded for such difference, in an amount not to exceed the total amount of goodwill allocated to the reporting unit.
The Company determines the fair value of its reporting units using a weighted average approach of discounted cash flow analysis, which often includes the use of significant judgments and estimates, and further review recent market available sale transactions of comparable businesses that operate in similar industries to our reporting units. The significant estimates and assumptions include: a) the amount and timing of future cash flows, b) working capital requirements, c) estimation of a long-term growth rate, and d) the determination of an appropriate discount rate. The discount rate utilized in the analysis was based on the reporting unit’s weighted average cost of capital (“WACC”), which takes into account the weighting of each component of capital structure and represents the expected cost of new capital, adjusted as appropriate to consider the risk inherent in future cash flows of the reporting unit. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment.
Based on the goodwill impairment analysis performed as of December 31, 2019 and 2018, no impairment loss was recorded. There were no accumulated impairment losses related to goodwill as of December 31, 2019 and 2018.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The following tables summarizes goodwill for each of our reportable segments (in thousands):
Reportable Segment	December 31, 2018	Acquisitions	Currency Translation	December 31, 2019
Digital – Marketing	$137,491	$21,992	$1,158	$160,641
Digital – Content	38,623	43,455	1,257	83,335
Research – Technology	23,817	—	—	23,817
Research – Corporate	19,151	—	—	19,151
Communications, Public Affairs & Advocacy	33,258	—	—	33,258
All Other	4,983	—	—	4,983
Total	$257,323	$65,447	$2,415	$325,185
Reportable Segment	December 31, 2017	Acquisitions	Currency Translation	December 31, 2018
Digital – Marketing	$100,782	$36,709	$—	$137,491
Digital – Content	—	38,101	522	38,623
Research – Technology	23,817	—	—	23,817
Research – Corporate	19,151	—	—	19,151
Communications, Public Affairs & Advocacy	17,571	15,687	—	33,258
All Other	4,052	830	101	4,983
Total	$165,373	$91,327	$623	$257,323
Intangible Assets, Net
The Company’s intangible assets include purchased intangible assets with determinable useful lives. These intangible assets consist of customer relationships, tradenames and trademarks, airline relationships, noncompete agreements, advertiser relationships and other intangible assets, and are amortized over their respective useful lives noted below:
Useful Lives
Customer relationships	3 – 15 years
Tradenames and trademarks	5 – 20 years
Airline relationships	4 years
Noncompete agreements	2 – 7 years
Advertiser relationships	3 years
Association relationships	18 years
Recovery of Long-Lived Assets
Long-lived assets, such as property and equipment and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. These events or circumstances include a significant adverse change in the business climate, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of the business or other factors. In performing this assessment, we consider operating results, trends and prospects, as well as the effects of obsolescence, demand, competition and other economic factors. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. We calculate the fair value of an asset using discounted future cash flows where observable fair values are not readily determinable. The discount rate applied to these cash flows is based on our WACC, risk adjusted where appropriate, or an alternate discount rate as we deem appropriate.
Assets to be disposed or classified as held for sale at the end of a reporting period are reported at the lower of the carrying amount or fair value, less costs to sell.
As of December 31, 2019, and 2018, we do not believe any long-lived assets were impaired and have not identified any assets as being held for disposal.
Revenue Recognition
Effective January 1, 2018, we adopted the Financial Accounting Standards Board (“FASB”) ASC Topic 606, Revenue from Contracts with Customers, (“ASC 606”). In accordance with ASC 606, we changed certain aspects of our revenue recognition accounting policy as described below. ASC 606 was applied using the modified retrospective method to contracts that were not completed as of January 1, 2018.
The adoption of ASC 606 resulted in a change in our accounting policy for certain third-party costs. After adoption, these third-party costs are included in revenue when we act as a principal for the services rendered in the client arrangement. Under ASC 606, the principal versus agent assessment is based on whether we control the specified goods or services before they are transferred to the customer. Adoption of ASC 606 did not have an impact on the Consolidated Balance Sheet as of January 1, 2018. However, as a result of the adoption of ASC 606, there was an immaterial increase in the amount of third-party costs included in revenue and cost of services sold for the year ended December 31, 2018. This change had no impact on operating income.
Except for the above item, the timing and amount of recognized revenue was not materially impacted by the adoption of ASC 606.
Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration we expect to receive in exchange for those goods or services. Revenue is recognized as our performance obligations are satisfied. Our revenue is primarily derived from the provision of marketing and communications services which includes: Digital, which includes the development of websites and content management systems, execution of performance marketing campaigns, and/or execution of targeted digital advertising; Research, which includes the development and execution of custom consumer surveys as well as reporting on the insights and analytics that will inform a customer’s development of products and/or communication strategies; Communications, public affairs and advocacy, which includes consulting services that manage a marketer’s reputation with the public through traditional media, social media, and in-person engagements; and Digital Content, which includes the creation, production and distribution of media in execution of a customer’s marketing campaigns. Revenue is recorded net of sales, use and value added taxes.
In substantially all our Brands, the performance obligation is to provide marketing and communications services to accomplish the specified engagement with our customer. Our client contracts involve fees based on any one or a combination of the following: an agreed fee for the level of effort expended by our employees; commissions based on the client’s spending for media purchased from third parties or based on the amounts raised for a client’s political campaign; and reimbursement for third-party costs that we are required to include in revenue when we control the vendor services related to these costs and we act as principal. The transaction price of a contract is allocated to each distinct performance obligation based on its relative stand-alone selling price and is recognized as revenue when, or as, the customer receives the benefit of the performance obligation. Clients typically receive and consume the benefit of our services as they are performed. Our client contracts typically provide that we are compensated for services performed to date and allow for cancellation by either party on short notice without penalty.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Many of our contracts consist of a single performance obligation. We do not consider the underlying activities as separate or distinct performance obligations because our services are highly interrelated, and the integration of the various components is essential to our overall promise to our customer. In certain of our client contracts, the performance obligation is a stand-ready obligation because we provide a constant level of similar services over the term of the contract.
Our revenue is predominantly recognized over time, as the services are performed, because the client receives and consumes the benefit of our performance throughout the contract period, or we create an asset with no alternative use and are contractually entitled to payment for our performance to date in the event the client terminates the contract for convenience. For these over time contracts, other than when we have a stand-ready obligation to perform services in the form of a retainer or when we are providing online subscription-based hosted services, revenue is generally recognized over time using input measures that correspond to the level of staff effort expended to satisfy the performance obligation, and to a lesser extent using output measures, such as impressions or ongoing reporting. For client contracts when we have a stand-ready obligation to perform services on an ongoing basis over the life of the contract, where the scope of these arrangements is broad and there are no significant gaps in performing the services, we recognize revenue using a time- based measure resulting in a straight-line revenue recognition. For client contracts when we are providing online subscription-based hosted services, we recognize revenue ratably over the contract term. Occasionally, there may be changes in the client service requirements during the term of a contract and the changes could be significant. These changes are typically negotiated as new contracts covering the additional requirements and the associated costs, as well as additional fees for the incremental work to be performed.
For contracts where the transaction price or a portion of the transaction price is derived from commissions based on a percentage of purchased media from third parties or based on the amounts raised for a client’s political campaign, the performance obligation is not satisfied until the media is run or the fundraising occurs, and we have an enforceable contract providing a right to payment. Accordingly, revenue for commissions is recognized at a point in time, including when it is not subject to cancellation by the client or media vendor.
Some of our client arrangements include variable consideration provisions, primarily related to certain commissions. Variable consideration for Brands that provide media services is recorded to revenue when earned, typically when the media is run.
Principal vs. Agent Considerations
In many of our Brands, we incur third-party costs on behalf of clients, including direct costs and incidental, or out-of-pocket costs. Third-party direct costs incurred in connection with the delivery of marketing and communication services primarily include purchased media, studio production services, specialized talent, including artists and other freelance labor, market research and third- party data and other related expenditures. Out-of-pocket costs primarily include transportation, hotel, meals and telecommunication charges incurred by us in the course of providing our services. Billings related to out-of-pocket costs are included in revenue since we control the goods or services prior to delivery to the client.
However, the inclusion of billings related to third-party direct costs in revenue depends on whether we act as a principal or as an agent in the client arrangement. In certain of our Brands, such as where we provide media planning and buying services, we act as an agent and arrange, at the client’s direction, for third parties to perform certain services. In these cases, we do not control the goods or services prior to the transfer to the client. As a result, revenue is recorded net of these costs, equal to the amount retained for our fee or commission.
In certain Brands the delivery of our service to our customer requires us to utilize certain third-party services, such as production services and data costs. In these situations, we control these third-party services before they are transferred to the client and we are responsible for providing the service, or we are responsible for directing and integrating third-party vendors to fulfill our performance obligation at the agreed upon contractual price. This also includes the execution of targeted digital advertising campaigns because we control the advertising inventory before it is transferred to our clients, we bear sole responsibility

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
for fulfillment of the advertising promise, and we have full discretion in establishing prices. When we act as principal, we include billable amounts related to third-party costs in the transaction price and record revenue at the gross amount billed, including out-of-pocket costs, consistent with the manner that we recognize revenue for the underlying services contract.
Cost of Services Sold
Cost of services sold primarily consists of staff costs that are directly attributable to our client engagements, as well as third-party direct costs of production and delivery of our services to our clients. Cost of services sold does not include depreciation, amortization, and other office and general expenses that are not directly attributable to our client engagements.
Advertising
All advertising costs are expensed as incurred. Advertising expense, which is included in office and general expenses in the Consolidated Statements of Operations and Comprehensive Income, totaled $8.9 million and $4.9 million for the years ended December 31, 2019 and 2018, respectively.
Debt Issuance Costs
Debt issuance costs represent the costs incurred in connection with credit agreements, which are described in Note 13 — Long-Term Debt, and are amortized over the term of the related debt on the effective interest method. The revolver and term loans are presented net of debt issuance costs on the Consolidated Balance Sheets as of December 31, 2019 and 2018. No term loans existed as of December 31, 2019.
Income Taxes
On December 22, 2017, the U.S. government enacted the Tax Cuts and Jobs Act (“the Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code including but not limited to a reduction in U.S. federal corporate tax rate from 35% to 21%, effective for tax years beginning after December 31, 2017 and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings. The Company has assessed the applicability of the Tax Act and determined there is no material impact.
The Company is a limited liability company classified as a disregarded entity for U.S. federal income tax purposes. As such, we are not subject to taxes from a U.S. federal income tax perspective. Rather, federal taxable income or loss is included in the federal income tax return of our Member. The provision for income taxes recorded in the Consolidated Statements of Operations and Comprehensive Income includes U.S. federal and state income taxes for certain of our corporations and foreign taxes for our foreign subsidiaries.
Income taxes are accounted for in accordance with ASC 740, Income Taxes (“ASC 740”). Following this method, deferred tax assets and liabilities are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of enacted tax laws. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the year in which the temporary differences are expected to reverse. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the period that such tax rate changes are enacted. A valuation allowance on deferred tax assets is recorded if, based on the available evidence, it is “more likely than not” that some portion or all deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon our ability to generate sufficient taxable income during the carryback or carryforward periods applicable in each stated tax jurisdiction. In assessing the realizability of deferred tax assets, we consider both positive and negative evidence. The weight given to the positive and negative evidence is commensurate with the extent to which the evidence may be objectively verified. We present net deferred tax assets and liabilities as noncurrent in our Consolidated Balance Sheets.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Other (Expense) Income
Other (expense) income consists of changes in fair value of previously held equity interests which are required to be remeasured as part of step acquisitions. Other (expense) income also includes changes in the fair value of call and put options at each reporting date.
Foreign Currency Translation Adjustments
The functional currency of our foreign operations is generally their respective local currency. For reporting purposes assets and liabilities, as well as results of our foreign operations were translated into the reporting currency, U.S. Dollar, as follows: Assets and liabilities are translated at the spot exchange rates in effect at the balance sheet date, revenues and expenses are translated at the average exchange rates during the period presented and equity, exclusive of net income for the period, is translated at the historical exchange rates. The resulting translation adjustments are recorded directly in equity. Foreign exchange gains or losses arising from transactions denominated in currencies other than the functional currency are recorded in office and general expenses in our Consolidated Statements of Operations and Comprehensive Income. This also includes any gains and losses on intercompany balances with foreign subsidiaries denominated in foreign currencies. These gains and losses are not eliminated and are included in the results of operations.
Derivatives and Hedging Instruments
The Company manages its exposure to interest rate risk through various strategies, including the use of derivative financial instruments, which are recorded on our Consolidated Balance Sheets at fair value, with changes in its fair value being recorded in Other comprehensive income, net of taxes on our Statements of Operations and Comprehensive Income. We use interest rate swaps to manage our interest expense and structure our long-term debt portfolio to achieve a blend between fixed and floating rate debt. We do not use derivatives for trading or speculative purposes.
Recently Adopted Accounting Pronouncements
Business Combinations
Effective January 1, 2019, we adopted Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”). Adoption of the standard had no material impact on our consolidated financial statements.
We account for our business combinations using the acquisition accounting method, which requires us to assign the purchase price paid to acquire assets or stock of a business to the identifiable net assets acquired and any noncontrolling interest based on their estimated fair values at the acquisition date.
For each acquisition, the Company undertakes a detailed review to identify other intangible assets and a valuation is performed for all such identified assets. The Company uses several market participant measurements to determine the estimated acquisition date fair value. This approach includes consideration of similar and recent transactions, information obtained during our pre- acquisition due diligence, as well as utilizing discounted expected cash flow methodologies. A substantial portion of the intangible assets value that the Company acquires is the specialized know- how of the workforce, which is treated as part of goodwill and is not required to be valued separately. Most of the value of the identifiable intangible assets acquired is derived from customer relationships, including the related customer contracts, as well as tradenames and trademarks.
Acquisition-related costs, including advisory, legal, accounting, valuation and other costs are expensed as incurred.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Leases
The Company has various rental agreements in place to lease office space, with several of these leases containing annual rate escalations. Rent payments for our leases are charged to rent expense on a straight-line basis over the term of the lease if the lease contains defined escalation clauses and/or rent abatements.
Effective January 1, 2019, we adopted the new accounting guidance in ASC Topic 842, Leases (“ASC 842”), including all related ASUs, using the modified retrospective transition method. As such, we have recognized a right-of-use-asset and a corresponding lease liability on our Consolidated Balance Sheets for all leases with a term of more than twelve months. Comparative prior periods have not been adjusted and continue to be reported under ASC 840, Leases.
As an accounting policy, we have elected not to apply the recognition requirements to short-term leases and elected the practical expedient not to separate non-lease components from lease components for the real estate leases where the Company is a lessee and lessor which comprises majority of the Company’s leases. We also elected to apply the package of practical expedients available for existing contracts which allowed us to carry forward our historical assessments of: (1) whether a contract is or contains a lease, (2) the classification of existing leases, and (3) whether previously capitalized costs continue to qualify as initial indirect costs.
The adoption of ASC 842 resulted in the recognition, on January 1, 2019, of a lease liability of $78.9 million, including a current portion of $12.4 million, which represents the present value of the remaining lease payments, and a right-of-use lease asset of 67.8 million, which represents the lease liability, offset by adjustments such as initial direct costs, prepaid lease payments, and lease incentives, when applicable.
Other
In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall (Subtopic 825- 10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), which makes amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. ASU 2016-01 significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within fiscal years beginning after December 15, 2019. We adopted ASU 2016-01 for the fiscal year ended December 31, 2019. The adoption of this standard had no material impact on our consolidated financial statements.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments which amends ASC 230 Statement of Cash Flows (“ASU 2016-15”). The amendments apply to all entities that are required to present a statement of cash flows. The amendments provide guidance on how certain cash receipts and cash payments should be classified on the statement of cash flows. The amendments are effective for fiscal years beginning after December 15, 2018. Early adoption is permitted, and the amendments should be applied retrospectively. We adopted ASU 2016-15 for the fiscal year ended December 31, 2019. Adoption of the standard had no material impact on cash from or used in operating, financing, or investing on our Consolidated Statements of Cash Flows.
In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350) (“ASU” 2017-04”) that simplifies the subsequent measurement of goodwill by eliminating Step 2 from the current goodwill impairment test in the event that there is evidence of an impairment based on qualitative or quantitative assessments. ASU 2017-04 does not change how the goodwill impairment is identified, and we will continue to perform a qualitative assessment annually. ASU 2017-04 is effective for public entities with annual or interim impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
We adopted ASU 2017-04 for the fiscal year ended December 31, 2019. Adoption of the standard had no material impact on our consolidated financial statements.
Recently Issued Accounting Pronouncements not yet Adopted
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The amendments affect loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset within the scope of Topics 960 through 965 on plan accounting. This amended guidance is effective beginning January 1, 2021. We are evaluating the impact of the adoption of this guidance on our consolidated financial statements and disclosures.
In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract. The standard aligns the requirements for capitalizing implementation costs in a cloud computing arrangement service contract with the requirements for capitalizing implementation costs incurred for an internal-use software license. This amended guidance is effective beginning January 1, 2020. Entities can adopt the standard prospectively to eligible costs incurred on or after the date the standard is first applied or retrospectively. We are evaluating the impact of the adoption of this guidance on our consolidated financial statements and disclosures.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018- 13”). This new guidance is effective on January 1, 2020, with early adoption permitted, and modifies the disclosure requirements on fair value measurements. Public entities will be required to disclose the following: (i) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and (ii) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. In addition, public entities will no longer be required to disclose the following: (i) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, (ii) the policy for timing of transfers between levels and (iii) the valuation processes for Level 3 fair value measurements. The new pronouncement also clarifies and modifies certain existing provisions, including eliminating “at a minimum” from the phrase “an entity shall disclose at a minimum” to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and clarifying that materiality is an appropriate consideration when evaluating disclosure requirements. We are evaluating the impact of the adoption of this guidance on our consolidated financial statements and disclosures.
In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (Topic 740) (“ASU 2019-12”). The update removes certain exceptions to the general principles in Topic 740 and simplifies accounting for income taxes in certain areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for annual and interim reporting periods beginning after December 15, 2020. Early adoption is permitted. We are evaluating the impact of the adoption of this guidance on our consolidated financial statements and disclosures.
In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323 and Topic 815, which clarifies that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting for the purposes of applying the fair value measurement alternative. The ASU will be effective

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. We are evaluating the impact of the adoption of this guidance on our consolidated financial statements and disclosures.
In April 2020, the FASB issued a question and answer document, Topic 842 and Topic 840: Accounting for Lease Concessions Related to the Effects of the COVID-19 Pandemic, which focused on the application of lease accounting guidance to lease concessions provided as a result of the COVID-19 global pandemic. Under existing lease guidance, the entity would have to determine, on a lease by lease basis, if a lease concession was the result of a new arrangement reached with the tenant, which would be accounted for under the lease modification framework, or if a lease concession was under the enforceable rights and obligations that existed in the original lease, which would be accounted for outside the lease modification framework. Entities can elect to not evaluate whether certain concessions provided by lessors to mitigate the effects of COVID-19 on lessees are lease modifications. Entities that make this election can then elect to apply the lease modification guidance in ASC 842 or account for the concession as if it were contemplated as part of the existing contract. We are evaluating the impact of the adoption of this guidance on our consolidated financial statements and disclosures.
3.
Revenue

Effective January 1, 2018, the Company adopted ASC 606. The Company’s revenue recognition policies are established in accordance with the Revenue Recognition topics of ASC 606, and accordingly, we recognize revenue when we determine our customer obtains control of promised services, in an amount that reflects the consideration which we expect to receive in exchange for those services. Refer to Note 2 — Summary of Significant Accounting Policies for additional information regarding the Company’s adoption of ASC 606.
Our revenue is primarily derived from the provision of marketing and communications services which includes digital, research, marketing communications, and content.
Disaggregated Revenue
Certain clients may engage with the Company in various geographic locations, across multiple disciplines, and through multiple Brands. We have historically focused on regions in North America, the largest market for our services globally. We have also continued to expand our global footprint to support clients looking for assistance with growing their businesses in new markets and regions, or through strategic acquisitions in offshore businesses. Our Brands are principally located in the United States and the United Kingdom, with operations in an additional 17 countries around the world.
The following table presents revenue disaggregated by geography (in thousands):
	Years ended December 31,
	2019	2018
Country:
United States	$504,818	$360,802
United Kingdom	25,873	18,266
All other (each country individually less than 5% of total revenue)	97,975	47,364
Total Revenue	$628,666	$426,432
Contract Assets and Contract Liabilities
Timing of revenue recognition may differ from the timing of invoicing to customers. Contract assets consist of fees and reimbursable outside vendor costs incurred on behalf of clients. Unbilled service fees were $31.0 million and $23.5 million as of December 31, 2019 and December 31, 2018, respectively, and are included in Accounts receivable, net on the Consolidated Balance Sheets. Outside vendor costs incurred on

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
behalf of clients which have yet to be invoiced were $21.1 million and $20.1 million as of December 31, 2019 and December 31, 2018, respectively, and are included on the Consolidated Balance Sheets as Expenditures billable to clients. Such amounts are invoiced to clients at various times over the course of providing services.
Contract liabilities consists of fees billed to customers in excess of fees recognized as revenue, are expected to be collected from the customer, and we have a remaining performance obligation to fulfil. Contract liabilities, included in Advanced billings on our Consolidated Balance Sheets, were $57.9 million and $19.1 million as of December 31, 2019 and 2018, respectively. The increase in our contract liabilities of $38.8 million for the year ended December 31, 2019 is primarily due to the acquisition of Multi-View Holdings, Inc. Refer to Note 6 — Acquisitions for further information. Further, there were no material balances included in the contract liability balances as of January 1, 2018 and December 31, 2018 that were not recognized as revenue for the years ended December 31, 2018 and 2019, respectively.
Changes in Expenditures billable to clients and Advanced billings for the years ended December 31, 2019 and December 31, 2018 were not materially impacted by write offs, impairment losses or any other factors.
In certain arrangements, we purchase media we do not control on behalf of our customers as their agent or pay other third parties on behalf of our customers for services that we do not control. We do not include in revenue the amounts we bill to customers related to such third parties, and do not consider these amounts to be contract liabilities. As of December 31, 2019, and 2018, we had $0.4 million and $0.6 million, respectively, included in Advanced billings, with an amount in equal value included in Accounts receivable, net, on our Consolidated Balance Sheets.
As part of the adoption of ASC 606, the Company applied the practical expedient to not disclose information about remaining performance obligations that have original expected durations of one year or less. Most of our contracts are for periods of one year or less. For those contracts with a term of more than one year, we had approximately $11.8 million of unsatisfied performance obligations as of December 31, 2019, of which we expect to recognize approximately 66% in 2020, and 34% in the periods after December 31, 2020.
4.
Leases

Effective January 1, 2019, the Company adopted ASC 842. As a result, comparative prior periods have not been adjusted and continue to be reported under ASC 840. Refer to Note 2 — Summary of Significant Accounting Policies for additional information regarding the Company’s adoption of ASC 842. The policies described herein refer to those in effect as of January 1, 2019.
Lessee
The Company leases office space in North America, Europe, Asia, South America, and Australia. This space is primarily used for office and administrative purposes by the Company’s employees in performing professional services. These leases are classified as operating leases and expire between years 2020 through 2031. The Company’s finance leases are immaterial.
The Company’s leasing policies are established in accordance with ASC 842, and accordingly, the Company recognizes on the balance sheet at the time of lease commencement a right-of-use lease asset and a lease liability, initially measured at the present value of the lease payments. Right-of- use lease assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. All right-of-use lease assets are reviewed for impairment. As the Company’s implicit rate in its leases is not readily determinable, in determining the present value of lease payments, the Company uses its incremental borrowing rate based on the information available at the commencement date. Lease payments included in the measurement of the lease liability are comprised of noncancelable lease payments, payments for optional renewal periods where it is reasonably certain the renewal period will be exercised, and payments for early termination options unless it is

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
reasonably certain the lease will not be terminated early. There were no impairment losses related to right-of-use lease assets for the year ended December 31, 2019.
Lease costs are recognized in the Consolidated Statements of Operations and Comprehensive Income over the lease term on a straight-line basis. Leasehold improvements are depreciated on a straight-line basis over the lesser of the term of the related lease or the estimated useful life of the asset.
Some of the Company’s leases contain variable lease payments for utilities, insurance, real estate tax, repairs and maintenance, and other variable operating expenses. Such amounts are not included in the measurement of the lease liability and are recognized in the period when the variable lease payments occur. The Company has no leases that contain variable lease payments based on an index or rate.
The Company’s leases include options to extend or renew the lease through 2035. The renewal and extension options are not included in the lease term as the Company is not reasonably certain that it will exercise its option.
As of December 31, 2019, the Company has entered into two operating leases for which the commencement date has not yet occurred as the space is being prepared for occupancy by the landlord. Accordingly, these leases represent an obligation of the Company that is not on the Consolidated Balance Sheet as of December 31, 2019. The aggregate future liability related to these leases is approximately $1.9 million.
The discount rate used for leases accounted for under ASC 842 is the Company’s collateralized credit adjusted borrowing rate.
The following table presents lease costs and other quantitative information (in thousands):
Year ended December 31, 2019
Lease cost:
Operating lease costs	$22,201
Short-term lease costs	2,274
Variable lease costs	3,965
Sublease rental income	(2,985)
Total lease costs	$25,455
Additional information:
Cash paid for amounts included in the measurement of lease liabilities for operating leases
Operating cash flows	$19,203
Right-of-use assets obtained in exchange for operating lease liabilities	$20,042
Weighted average remaining lease term – Operating leases	5.01 years
Weighted average discount rate – Operating leases	4.17%
Operating lease expense is included in office and general expenses in the Consolidated Statements of Operations and Comprehensive Income. The Company’s lease expense for leases with a term of 12 months or less is immaterial.
Rental expense for the year ended December 31, 2018 was $14.6 million, including $2.9 million of variable lease costs, offset by $1.8 million in sublease rental income.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The following table presents minimum future rental payments under the Company’s leases, and a reconciliation to the corresponding lease liability as of December 31, 2019 (in thousands):
Maturity Analysis
2020	$20,599
2021	21,602
2022	16,630
2023	16,885
2024	9,524
2025 and thereafter	11,907
Total	97,147
Less: Present value discount	(12,196)
Operating lease liability	$84,951
Lessor
From time to time, the Company enters into sublease arrangements both with unrelated third parties and with our partner agencies. These leases are classified as operating leases and expire between 2020 through 2023. Sublease income is recognized over the lease term on a straight-line basis. Currently, the Company subleases office space in North America and Europe. The Company elected to apply the practical expedient to combine lease and non-lease components to the lessor contracts.
The following table presents minimum future rental payments due to be received under the Company’s leases where it is a lessor (in thousands):
Maturity Analysis
2020	$4,177
2021	4,191
2022	2,505
2023	54
$10,927

5.
Common Control Acquisition

On April 3, 2018, RepDef Holdings LLC, a wholly owned subsidiary of the Fund, purchased 100% of the issued and outstanding stock in ReputationDefender LLC, a Delaware limited liability company. The acquisition by RepDef Holdings LLC was treated as a business combination and accounted for using the acquisition accounting method. The total consideration included a promissory note to the seller of $4.0 million, payable in four equal installments, with the final payment due on April 3, 2020. As of December 31, 2019, and 2018, respectively, we had $1.0 million included in Other current liabilities on our Consolidated Balance Sheets, and as of December 31, 2018, we had $2.0 million included in Other noncurrent liabilities on our Consolidated Balance Sheet related to the remaining payments on the promissory note. Transaction costs incurred and expensed on the acquisition were immaterial.
On September 30, 2020, the Fund contributed 100% of the assets and liabilities of Reputation Defender for nominal consideration to a wholly owned subsidiary of the Company. In accordance with ASC 805: Business Combinations (“ASC 805”), the contribution is accounted for as a transaction among entities under common control due to the Fund controlling both the Company and Reputation Defender. As a result, the assets acquired and liabilities assumed are included in the Company’s consolidated financial statements

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
at the Stagwell Group’s carry-over basis in the Reputation Defender business which are presented in the table below, and are recorded in the Company’s consolidated financial statements as of the earliest date of the periods presented, or April 3, 2018, the date upon which the Fund acquired Reputation Defender.
The contribution of the Reputation Defender business is included in the results of our All Other reportable segment.
The following table presents the fair value of the assets acquired and liabilities assumed as of the date of the acquisition (in thousands):
April 3, 2018
Accounts receivable and other current assets	$1,546
Tradenames and trademarks	3,500
Customer relationships	5,600
Property, plant and equipment and other noncurrent assets	20
Advanced billings	(3,176)
Accounts payable and other current liabilities	(776)
Goodwill	830
Total net assets acquired	$7,544
The acquired finite-lived intangible assets of Reputation Defender consist of tradenames and trademarks and customer relationships, with useful lives of ten and three years, respectively.
6.
Acquisitions

We completed three and four business acquisitions during 2019 and 2018, respectively. For certain of these acquisitions the Fund completed the business acquisition and contributed the net assets to the Company. The results of each acquired business are included in our results of operations from the acquisition date.
2019 Acquisitions
On January 2, 2019, we acquired 100% of the issued and outstanding stock of Rhythm Interactive, Inc. (“Rhythm”), a corporation headquartered in Irvine, California, which develops web and mobile applications, as well as designs, develops and builds digital infrastructures. We are obligated to make yearly earn-out payments up to $1.2 million per year to the sellers through the year ending December 31, 2023 provided that Rhythm meets minimum financial targets. This arrangement was determined to represent post-acquisition compensation expense rather than purchase consideration related to the business combination since it is dependent upon the sellers remaining employed by the Company during the earnout period. Rhythm is included in our Code and Theory Brand, which is part of our Digital — Marketing reportable segment.
On April 8, 2019, we acquired 100% of the issued and outstanding stock of Multi-View Holdings, Inc., (“Multi-View”). Cash consideration for the acquisition was paid by the Fund and accounted for as a non-cash contribution for the purposes of the Consolidated Statement of Cash Flows. The Fund also contributed $18.0 million of debt to the Company that it incurred in relation to the Multi-View acquisition. Multi-View is a business-to-business marketing agency that leverages partnerships with trade associations across market verticals to deliver targeted programmatic display advertising and other digital advertising solutions, headquartered in Dallas, Texas. Multi-View is included in our Digital — Content reportable segment.
On December 8, 2019, we acquired 100% of the issued and outstanding stock of The Search Agency, Inc. (“TSA”). Cash consideration for the acquisition was paid by the Fund and accounted for as a non-cash contribution for the purposes of the Consolidated Statement of Cash Flows. TSA is a global brand performance marketing agency headquartered in Los Angeles, California, that offers multi- channel

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
marketing solutions. The Search Agency, Inc. is now operating under the ForwardPMX brand, which is included in our Digital — Marketing reportable segment.
The following table summarizes the purchase price as of the date of each acquisition (in thousands):
2019
Name	Purchase Price
Rhythm	$5,818
Multi-View	44,621
TSA	27,900
$78,339
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of each acquisition (in thousands):
	2019
	Rhythm	Multi-View	TSA	Total
Cash and cash equivalents	$453	$2,020	$1,268	$3,741
Accounts receivable and other current assets	869	6,648	5,251	12,768
Developed technology	—	3,379	—	3,379
Intangible assets	4,240	31,900	11,720	47,860
Property, plant and equipment and other noncurrent assets	28	1,426	582	2,036
Right-of-use assets – operating leases	—	10,562	1,816	12,378
Accounts payable and other current liabilities	(1,097)	(10,991)	(11,338)	(23,426)
Advance billings	—	(23,600)	—	(23,600)
Operating lease liabilities	—	(10,562)	(1,816)	(12,378)
Other noncurrent liabilities	—	(9,616)	—	(9,616)
Goodwill	1,325	43,455	20,417	65,197
Total net assets acquired	$5,818	$44,621	$27,900	$78,339
The following table reports the fair value of intangible assets acquired, including the corresponding weighted average amortization periods, as of the date of each acquisition (in thousands, except years):
	2019
	Weighted Average Amortization Period	Rhythm	Multi-View	TSA	Total
Customer	6 – 10 years	$3,400	$12,800	$11,500	$27,700
Noncompete arrangements	7 years	640	—	—	640
Association	18 years	—	11,500	—	11,500
Tradenames and trademarks	10 – 13 years	200	7,600	—	7,800
Other	3 years	—	—	220	220
Total		$4,240	$31,900	$11,720	$47,860

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The following table summarizes the total revenue and net loss included in the Consolidated Statement of Operations and Comprehensive Income from the date of each acquisition (in thousands):
Year ended December 31, 2019
Revenue	$61,758
Net loss	(1,311)
Pro Forma Financial Information (Unaudited)
The unaudited pro forma information for the periods set forth below gives effect to the 2019 acquisitions as if they had occurred as of January 1, 2018. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated as of that time (in thousands):
	Years ended December 31,
	2019	2018
Revenue	$684,207	$539,504
Net income	18,082	22,080
2018 Acquisitions
On September 26, 2018, we acquired 85.5% of the issued and outstanding stock of Volanti Media (Holdings) Ltd (“INK”), a travel media publishing and technology agency headquartered in London, United Kingdom, through a newly formed entity — Travel Content Ltd. (“TCL”). Total consideration also included the assumption of $18.4 million of debt. Fair value of noncontrolling interest at the date of the acquisition was valued at zero. As part of the transaction, former management of INK received equity instruments in TCL. Due to certain restrictive provisions embedded in these equity instruments, they are deemed to be a compensation arrangement and not part of consideration transferred in a business combination. These equity instruments vest upon a change in control event, as defined in the stock purchase agreement, and therefore no compensation expense was recorded in the Consolidated Statements of Operations and Comprehensive Income related to these awards.
The Company is obligated to repay the nominal value of equity instruments to their holders in case of their departure from the Company and a related liability in the amount of $5.2 million was recorded in Other current liabilities in the Consolidated Balance Sheets as of December 31, 2019 and 2018. INK is included in our Digital — Content reportable segment.
We acquired an additional 47.6% of common units through transactions on October 1, 2018 and November 6, 2018, of MMI Agency LLC (“MMI”), a media innovation agency headquartered in Houston, Texas. As a result of these transactions, we owned 77.4% of the issued and outstanding equity in MMI as of December 31, 2018. Cash consideration was paid by the Fund and accounted for as a non-cash transaction for the purposes of the Consolidated Statements of Cash Flows. We accounted for this transaction as a step acquisition. Our previous investment in MMI, which was accounted for as an equity method investment, and related call and put options, which had a fair value of $8.9 million as of the acquisition date, were remeasured to fair value and as a result a gain of $3.0 million was recorded in other (expense) income in the Consolidated Statements of Operations and Comprehensive Income. Consideration included a pre-acquisition loan of $1.8 million and the transaction was also financed with a $3.0 million promissory note held by the seller. MMI is included in our Digital — Marketing reportable segment.
On October 31, 2018, we acquired an additional 31% equity interest in Targeted Victory LLC (“Targeted Victory”), a full-service strategy and marketing agency headquartered in Arlington, Virginia. As a result of this transaction, we own 51% of the issued and outstanding equity in Targeted Victory as of December 31,

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
2018. We accounted for this transaction as a step acquisition in 2018. Our previous investment in Targeted Victory, which was accounted for as an equity method investment, and related call options were remeasured to fair value and as a result a gain of $6.8 million was recorded in other (expense) income in the Consolidated Statements of Operations and Comprehensive Income. Targeted Victory is included in our Communications, Public Affairs and Advocacy reportable segment.
On December 12, 2018, we acquired an additional 43.5% of common units of Stagwell Technologies Inc. (“StagTech”), a digital innovation agency headquartered in Toronto, Canada. As a result of this transaction, we own 56% of the issued and outstanding shares of StagTech. Cash consideration was paid by the Fund and accounted for as a non-cash transaction for the purposes of the Consolidated Statements of Cash Flows. We accounted for this transaction as a step acquisition. Our previous investment in StagTech, which was accounted for as an equity method investment, and related call options were remeasured to fair value and as a result, a gain of $0.8 million was recorded in other (expense) income in the Consolidated Statements of Operations and Comprehensive Income. StagTech is included in our Digital — Marketing reportable segment.
The following table summarizes the purchase price as of the date of each acquisition (in thousands):
	2018
Name	Cash paid	Fair value of previously held equity and options	Other consideration	Fair Value of NCI	Total
INK	$33,828	$—	$18,430	$—	$52,258
MMI	—	8,940	4,835	168	13,943
Targeted Victory	9,125	10,176	—	18,544	37,845
StagTech	12,000	4,468	—	12,800	29,268
	$54,953	$23,584	$23,265	$31,512	$133,314
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of each acquisition (in thousands):
	2018
	INK	MMI	Targeted Victory	StagTech	Total
Cash and cash equivalents	$5,885	$2,546	$6,395	$7	$14,833
Accounts receivable and other current assets	14,945	4,324	17,139	2,572	38,980
Developed technology	—	—	—	2,000	2,000
Intangible assets	28,525	3,900	13,900	—	46,325
Property, plant and equipment and other noncurrent assets	1,892	—	494	—	2,386
Accounts payable and other current liabilities	(32,045)	(7,709)	(15,770)	(1,138)	(56,662)
Deferred income tax liability, net	(5,045)	—	—	—	(5,045)
Goodwill	38,101	10,882	15,687	25,827	90,497
Total net assets acquired	$52,258	$13,943	$37,845	$29,268	$133,314

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The following table reports the fair value of intangible assets acquired, and the corresponding weighted average amortization periods, as of the date of each acquisition (in thousands, except years):
	2018
	Weighted Average Amortization Period	INK	MMI	Targeted Victory	Total
Customer	8 – 10 years	$—	$800	$9,400	$10,200
Noncompete arrangements	5 years	—	500	—	500
Airline	4 years	11,568	—	—	11,568
Advertiser relationships	3 years	1,840	—	—	1,840
Tradenames and trademarks	10 – 20 years	15,117	2,600	4,500	22,217
Total		$28,525	$3,900	$13,900	$46,325
Various models were used in valuing intangible assets acquired for the years ended December 31, 2019, and 2018. Our models include several variables including, but not limited to, an estimate for the projected revenues and a discount rate applied to those estimated cash flows. The relief-from- royalty model also includes the estimates of the royalty rate that a market participant might assume. The determination of the discount rate was based on a cost of equity model, using a risk-free rate, adjusted by a stock beta-adjusted risk premium and a size premium.
Goodwill recognized was not deductible for income tax purposes for the years ended December 31, 2019 and 2018 and is due to the sizable skilled workforces acquired and considerable buyer-specific synergies expected as a result of the acquisitions.
We incurred $2.8 million and $0.6 million in transaction costs for the years ended December 31, 2019 and 2018, respectively, which are included in office and general expenses in our Consolidated Statements of Operations and Comprehensive Income.
The following table summarizes the total revenue and net loss included in the Consolidated Statement of Operations and Comprehensive Income from the date of each acquisition (in thousands):
Year ended December 31, 2018
Revenue	$35,830
Net loss	(2,510)
Pro Forma Financial Information (Unaudited)
The unaudited pro forma information for the periods set forth below gives effect to the 2018 acquisitions as if they had occurred as of January 1, 2018. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisitions been consummated as of that time (in thousands):
Year ended December 31, 2018
Revenue	$550,787
Net income	33,687

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
7.
Accounts Receivable, Net

Accounts receivable, net consisted of the following (in thousands):
	December 31, 2019	December 31, 2018
Trade receivables	$168,039	$120,957
Unbilled receivables	30,976	23,490
Related party receivables	273	3,647
Total accounts receivable	199,288	148,094
Less: Allowance for doubtful accounts	(2,777)	(2,417)
Total accounts receivable, net	$196,511	$145,677
The provision for bad debts recognized was $1.0 million and $0.3 million for the years ended December 31, 2019 and 2018, respectively, and is included in office and general expenses in our Consolidated Statements of Operations and Comprehensive Income.
8.
Investments

Investments consisted of the following (in thousands):
	December 31, 2019	December 31, 2018
Finn Partners
Preferred shares	$16,589	$14,427
Call option	505	505
Wolfgang
Equity interest	1,805	1,963
Call option	—	23
Other equity interest	—	350
Total investments	$18,899	$17,268
Equity interest is primarily comprised of a 20% interest in Wolfgang LLC (“Wolfgang”), where the Company concluded it has significant influence. This investment is accounted for as an equity method investment.
Preferred shares investment is comprised of the Company’s interest in Series B preferred shares of Finn Partners. These preferred shares have a cost basis of $10.0 million and accrue non-cash dividends at a simple rate of 6% annually on a cost basis. They are redeemable to cash in the amount of cost-plus accrued interest any time after February 28, 2021 or upon a liquidation event. These preferred shares also may be converted to common shares of Finn Partners at any time until February 28, 2021 using a conversion ratio of 1% per $1.0 million of preferred shares held including accrued dividends. The conversion feature was not bifurcated and is clearly and closely related to the host instrument, preferred shares. Management determined that these preferred shares are a debt-like financial instrument and should be accounted for as available-for-sale securities at their fair market value at each reporting period.
Call options represent the Company’s right to purchase additional equity interests in Wolfgang and Finn Partners during a certain pre-determined time horizon. Management accounts for them at fair value at each reporting date.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
9.
Property and Equipment, Net

Property and equipment, net consisted of the following (in thousands):
	December 31, 2019	December 31, 2018
Leasehold improvements	$20,361	$15,880
Capitalized software	12,507	2,987
Furniture and fixtures	3,805	2,382
Computer equipment and software	15,426	10,227
Total cost	52,099	31,476
Less: Accumulated depreciation	(19,528)	(8,487)
Total property and equipment, net	$32,571	$22,989
Depreciation expense, which is included in Depreciation and amortization expense on the Consolidated Statements of Operations and Comprehensive Income, totaled $7.4 million and $4.4 million for the years ended December 31, 2019 and 2018, respectively.
10.
Intangible Assets, Net

Intangible assets, net consisted of the following (in thousands):
	December 31, 2019
	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net
Customer relationships	10	$114,070	$(32,117)	$81,953
Tradenames and trademarks	16	114,663	(21,961)	92,702
Advertiser relationships	3	1,837	(765)	1,072
Airline relationships	4	11,544	(3,607)	7,937
Association relationships	18	11,500	(467)	11,033
Noncompete arrangements	4	3,952	(2,505)	1,447
Other	3	1,745	(1,322)	423
Total		$259,311	$(62,744)	$196,567
	December 31, 2018
	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net
Customer relationships	10	$99,813	$(21,378)	$78,435
Tradenames and trademarks	16	91,912	(10,391)	81,521
Advertiser relationships	3	2,094	(164)	1,930
Airline relationships	4	10,964	(669)	10,295
Noncompete arrangements	4	2,746	(1,403)	1,343
Other	8	1,702	(654)	1,048
Total		$209,231	$(34,659)	$174,572

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The Company recognized amortization of $28.3 million and $17.4 million for the years ended December 31, 2019 and 2018, respectively, which is included in Depreciation and amortization expense in the Consolidated Statements of Operations and Comprehensive Income. There were no impairment losses related to intangible assets for the years ended December 31, 2019 and 2018.
The table below reflects our estimate of future amortization of these intangible assets as of December 31, 2019 (in thousands):
Amortization
2020	$28,631
2021	27,114
2022	24,788
2023	20,429
2024	17,301
2025 and thereafter	78,304
Total	$196,567

11.
Accruals and other liabilities

Accruals and other liabilities consisted of the following (in thousands):
	December 31, 2019	December 31, 2018
Accrued expenses	$34,137	$28,891
Accrued salaries and related expenses	26,465	21,217
Other current liabilities	7,911	11,364
Total accruals and other liabilities	$68,513	$61,472

12.
Guarantees, Commitments and Contingencies

Guarantees
In the ordinary course of business, the Company may enter into long-term, non-cancellable contracts with partner associations that include revenue or profit sharing guarantees related to the provision of our services. These contracts may also include provisions that require the partner associations to meet certain performance targets prior to any obligation to the Company. We account for guarantees in accordance with ASC 460, Guarantees.
The table below provides the estimated future minimum obligations under non-cancellable agreements as of December 31, 2019 (in thousands):
Maturity Analysis
2020	$13,528
2021	15,659
2022	15,326
2023	12,667
2024	8,967
$66,147

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Legal Proceedings
Currently, and from time to time, the Company and its businesses are involved in litigation incidental to the conduct of its business. We are currently neither party to any lawsuit nor proceeding that, in our opinion, is likely to have a material adverse effect on our financial position, results of operations, or cash flows.
Deferred Acquisition Consideration
SKDKnickerbocker LLC (“SKDK”)
On September 22, 2015, SKDK entered into an Asset Purchase Agreement (the “Agreement”). Pursuant to the Agreement, SKDK sellers are entitled to a contingent payment based on achievement of certain financial performance, which is payable between May 2018 and May 2020, and is also dependent upon the seller’s continued employment during the earn-out period, which ends April 1, 2020. As such, we determined this contingent payment should be treated as compensation. The deferred acquisition consideration excludes a payment of $5.0 million that is considered contingent consideration.
In addition to the purchase price, there is a provision in the Agreement for a special bonus, which is payable upon meeting certain financial milestones. The total amount of special bonus pool available to be paid out is $7.5 million. The impact of this special bonus pool on the deferred acquisition consideration was a $1.3 million and $0.5 million increase for the years ended December 31, 2019 and 2018, respectively.
The following table summarizes the liability and expense recognized related to SKDK’s deferred acquisition consideration (in thousands):
	2019	2018
Balance as of January 1,	$48,885	$27,376
Expense	15,460	31,509
Payment of advance earn-out	—	(10,000)
Balance as of December 31,	$64,345	$48,885
The Company recorded this liability as deferred acquisition consideration in the Consolidated Balance Sheets as of December 31, 2019 and 2018, respectively, and a corresponding expense in office and general expenses within the Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 2019 and 2018, respectively. Expense was recorded using a systematic method which matches the formulas of the specific earnout periods of the Agreement. The maximum deferred acquisition consideration liability to the Company is $64.3 million.
Scout Marketing LLC (“Scout”)
On April 19, 2017, as part of its acquisition, Scout agreed to a deferred acquisition consideration arrangement with the former principals of the Seller to be paid in three installments within 150 days of December 31, 2018, 2020 and 2021, respectively. This compensation arrangement is contingent on the principals’ continued employment with Scout and adherence to noncompete arrangements through each respective distribution date. The amounts to be distributed are stipulated in the purchase agreement and are based upon certain financial performance measures of Scout from the period January 1, 2017 through December 31, 2021.
The Company determines the amount of deferred acquisition consideration expense and the related deferred acquisition consideration liability on a systematic method which matches the formulas of the specific earnout periods of the original Scout purchase agreement. As of and for the years ended December 31, 2019 and 2018, the financial performance measures of Scout were determined not to be met, and accordingly we recorded no deferred acquisition consideration liability on the Consolidated Balance Sheets and no related compensation expense in the Consolidated Statements of Operations and Comprehensive Income, related to the Scout arrangement. The maximum deferred acquisition consideration to be expensed is $38.4 million.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
MediaCurrent Interactive Solutions LLC (“MediaCurrent”)
The Company incurred an obligation to make contingent earn-out payments to the former shareholders of MediaCurrent Interactive Solutions LLC, a wholly-owned subsidiary of Code and Theory LLC, based upon the achievement of certain metrics as defined by the terms of the acquisition agreement, earned through the fiscal year ended December 31, 2019. This arrangement was determined to represent post-acquisition compensation expense rather than purchase consideration related to the business combination. The Company recorded this liability of $0.5 million and $0.8 million as deferred acquisition consideration in the Consolidated Balance Sheets as of December 31, 2019 and 2018, respectively.
Rhythm
On January 2, 2019, as part of the acquisition, the Company entered into a deferred acquisition consideration arrangement with the former owners of Rhythm based upon continued employment with Rhythm and the achievement of certain minimum financial targets in 2019, 2020, 2021, 2022 and 2023. Our maximum exposure related to the deferred acquisition consideration is $1.2 million on an annual basis. The payment for a respective year, if the conditions are determined to be achieved, is due no later than 195 days after the end of the respective fiscal period. This arrangement was determined to represent post-acquisition compensation expense rather than purchase consideration related to the business combination. As of and for the year ended December 31, 2019, we determined the minimum financial targets to not be met, and accordingly recorded no deferred acquisition consideration liability on the Consolidated Balance Sheet and no related compensation expense in the Consolidated Statement of Operations and Comprehensive Income, related to the Rhythm arrangement.
13.
Long-Term Debt

Stagwell Marketing Group Credit Agreement with JPMorgan Chase
On November 18, 2019, the Company entered into a new debt agreement (“New JPM Syndicated Facility”) with a syndicate of banks led by JPMorgan Chase Bank, N.A (“JPM”). The New JPM Syndicated Facility consists of a five-year revolving credit facility of $265.0 million (“New JPM Revolver”) with the right to be increased by an additional $150.0 million provided additional commitments are obtained. The New JPM Revolver offers the Company the ability to draw borrowings denoted in British Pound Sterling. As of December 31, 2019, we had $30.0 million in borrowings that were held by our foreign subsidiaries in the United Kingdom. A portion of the New JPM Revolver in an amount not to exceed $10.0 million is available for the issuance of standby letters of credit, of which $5.5 million are outstanding as of December 31, 2019. The purpose of the borrowings was to refinance the $141.1 million of existing indebtedness to Bank of America (“BoA”), JPM, Barclays Bank PLC (“Barclays”), and M&T Bank (“M&T”) that was previously held by certain subsidiaries of the Company (“Previous Credit Agreements”). The Previous Credit Agreements have been paid in full and were accounted for as a debt modification except for one of the banks in the Previous Credit Agreements syndicate, which was accounted for as a debt extinguishment. As a result, the deferred financing costs related to the Previous Credit Agreements with the exception of amounts attributable to the debt that was extinguished, in addition to incremental costs of $1.4 million, will be amortized over the term of the New JPM Syndicated facility. Repayments of principal and interest related to the debt extinguishment have been classified within financing and operating activities, respectively, on the Consolidated Statements of Cash Flows. There was no gain or loss recorded as a result of the transaction. Subsequent to November 18, 2019, the Company drew an additional $17.0 million and the outstanding balance as of December 31, 2019 was $159.5 million.
Rates are set at either LIBOR for a period equal to 1 month, 3 month or 6 month terms at the direction of the Company plus the Applicable Rate as defined in the agreement or the Alternate Base Rate
(“ABR”) plus the Applicable Rate. The ABR is the greatest of (a) the prime rate of interest announced from time to time by JPM or its parent, (b) the federal funds effective rate plus 0.5% and (c) the Adjusted LIBOR rate (subject to a 1% interest floor) for a one-month period plus 1.0%. We have also entered into an

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
interest rate swap maturing April 2022 with BoA to convert $18.3 million of our variable rate debt as of December 31, 2019 to a fixed rate of 2.6%. The fair value of the swap was $(0.4) million and is included in Accruals and other liabilities on our Consolidated Balance Sheet as of December 31, 2019. The obligations under the New JPM Syndicated Facility are senior in priority to all other obligations of the Company and are collateralized by substantially all its assets, including but not limited to, its subsidiaries.
Voluntary prepayments are permitted in whole or in part with prior written notice, but without premium or penalty. The facility matures on November 18, 2024. There are no required payments for the facility until its maturity. Additionally, we must meet certain financial and nonfinancial covenants on an ongoing basis. The financial covenant we need to satisfy is a total leverage ratio, which may not (calculated without giving effect to earn-out payments) be greater than 4.25 to 1.0. The ratio is calculated quarterly on a trailing 12-month basis. The nonfinancial covenants include providing audited financial statements to the bank within 120 days from year-end (180 days from year-end for the year ending December 31, 2019). As of December 31, 2019, we are in compliance with all covenants contained in the New JPM Syndicated Facility, and we expect to be in compliance for the following twelve-month period.
Previous Credit Agreements
Stagwell Market Research Holdings Credit Agreement with BoA
On April 19, 2017 (“BoA Effective Date”), a subsidiary of the Company entered into a credit agreement (“BoA Credit Agreement”) with BoA that consisted of (a) a revolving facility for (i) a line of credit up to $5.0 million, (ii) a standby letter of credit up to $2.0 million and (b) a term loan facility of $45.0 million (“BoA Term Loan”) with a maturity date of April 19, 2022. The weighted average interest rate under the BoA Credit Agreement was 4.78% for the year ended December 31, 2018.
On June 30, 2017 the BoA Credit Agreement was amended to include an additional $5.0 million of the BoA Term Loan used to partially fund the NRG United business combination. The amendment also increased the letter of credit capacity to $2.5 million.
We fully paid off the outstanding balance under the BoA Term Loan as of December 31, 2019, which was funded by our New JPM Syndicated Facility discussed above.
Stagwell PM Credit Agreement with JPM
On February 5, 2018, certain subsidiaries of the Company entered into a debt agreement (“JPM Syndicated Facility”) with a syndicate of banks led by JPM. The JPM Syndicated Facility consists of (i) a five-year term facility of $40.0 million and (ii) a five-year revolving credit facility of $45.0 million. The purpose of the borrowings was to refinance existing indebtedness and fund closing cash distributions to the Fund, which was accounted for as a debt extinguishment. As a result, all of the deferred financing costs related to the refinanced debt were expensed in the Consolidated Statements of Operations and Comprehensive Income and recorded within Interest expense, net. Repayment of principal and interest related to the debt extinguishment have been classified within financing and operating activities, respectively, on the Consolidated Statements of Cash Flows. Additionally, the JPM Syndicated Facility was used to finance the working capital needs for the subsidiaries and their general corporate purposes in the ordinary course of business. In addition, the proceeds from the JPM Syndicated Facility were utilized to settle an existing $4.5 million loan between the subsidiaries and the Fund. The weighted average interest rate under the JPM Syndicated Facility was 5.17% for the year ended December 31, 2018.
We fully paid off the outstanding balance under our previous JPM Syndicated Facility as of December 31, 2019, which was funded by our New JPM Syndicated Facility discussed above.
Stagwell UK Holding Ltd Credit Agreement with Barclays
On June 19, 2018, a subsidiary of the Company entered into a credit agreement (“Original Barclays Facility”) with Barclays. The Original Barclays Facility was denominated in British pounds and consisted of

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
(i) a five-year term facility of £12 million ($15.8 million) and (ii) five-year revolving credit facility of £2 million ($2.6 million). The purpose of the borrowings was to recapitalize SUKH’s full equity investment in Forward 3D Ltd.
On September 25, 2018, the subsidiary entered into another credit agreement (“Primary Barclays Facility”, collectively with the Original Barclays Facility, the “Barclays Facilities”) with Barclays. The Primary Barclays Facility was also denominated in British pounds and consisted of (i) a five-year term facility of £26 million ($34.2 million), and (ii) five-year revolving credit facility of £3.5 million ($4.6 million). U.S. Dollar equivalents have been converted using exchange rates in effect at the time of the transaction. The purpose of the borrowings was to settle the Original Barclays Facility, partially to fund the INK acquisition, as disclosed in Note 6 — Acquisitions, and the residual for general corporate purposes in the ordinary course of business. The weighted average interest rate under the Barclays Facilities was 3.91% for the year ended December 31, 2018.
The U.S. Dollar equivalents have been converted using exchange rates in effect at the time of each transaction, and at the end of each reporting period for which we have outstanding indebtedness on the Barclays Facilities.
We fully paid off the outstanding balance under the Primary Barclays Facility as of December 31, 2019, which was funded by our New JPM Syndicated Facility discussed above.
Stagwell B2B Credit Agreement with M&T
On April 8, 2019, a subsidiary of the Company entered into a $25 million credit arrangement (“B2B Credit Agreement”) with M&T consisting of a term loan of $13.5 million and an $11.5 million revolving credit facility to fund the acquisition of Multi-View and support its working capital requirements.
The following table represents our outstanding debt balances (in thousands):
	December 31, 2019	December 31, 2018
Revolver	$159,916	$—
Term Debt
JPM	—	32,000
BoA	—	42,500
Barclays	—	32,819
Other	1,988	3,313
Total term debt	1,988	110,632
Line of credit	—	30,554
Total revolver, term debt and line of credit	161,904	141,186
Debt issuance costs	(2,450)	(1,469)
Total revolver, term debt and line of credit, net	159,454	139,717
Less: Current maturities of long-term debt	(994)	(19,410)
Long-term debt, net	$158,460	$120,307
Other debt primarily represents seller financing pertaining to the acquisition of MMI (Refer to Note 6 — Acquisitions). Total interest expense related to the New JPM Credit Facility, the Previous Credit Agreements and the B2B Credit Agreement was $8.9 million and $4.3 million for the years ended December 31, 2019 and 2018, respectively. For the year ended December 31, 2019, the weighted average interest rate on the New JPM Credit Facility, the Previous Credit Agreements and the B2B Credit Agreement was 5.76%.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Amortized debt issuance costs of $0.7 million and $1.0 million for the year ended December 31, 2019 and December 31, 2018, respectively, and is included in Interest expense, net on our Consolidated Statements of Operations and Comprehensive Income.
14.
Noncontrolling Interest and Redeemable Noncontrolling Interest

Noncontrolling Interest
The noncontrolling interests (“NCI”) in certain subsidiaries of the Company are summarized in the following table (in thousands):
	December 31, 2019		December 31, 2018
	NCI Percentage Ownership	NCI Equity Value	NCI Percentage Ownership	NCI Equity Value
Code and Theory	8.5%	$2,676	8.5%	$2,430
PMX Agency	0.0%	—	18.3%	6,352
MMI	0.0%	—	12.5%	140
StagTech	44.0%	12,857	44.0%	12,683
Emerald Research Group*	20.0%	(64)	0.0%	—
Wye Communications	35.0%	469	35.0%	317
Targeted Victory	40.0%	13,213	49.0%	16,128
Observatory	27.6%	2,426	21.2%	1,990
Total		$31,577		$40,040

*
subsidiary of Harris Insights and Analytics. The value as of December 31, 2019 includes the noncontrolling interest’s proportionate share of losses for the year ended December 31, 2019.

During 2019, we acquired the two noncontrolling interest holder’s interests in PMX Agency LLC for a total of $12.2 million, including one of the noncontrolling interest holder’s forfeiting his units in MMI to the Company. Cash consideration for the equity interest purchase was paid by the Fund and accounted for as a non-cash transaction for the purposes of the Consolidated Statements of Cash Flows. In addition, Observatory issued additional interests to its noncontrolling interest holders that resulted in a dilution of the Company’s holdings in the Observatory entity.
On December 2, 2019, we acquired an additional 9.0% of common units of Targeted Victory for $3.4 million. Cash consideration for the equity interest purchase was paid by the Fund and accounted for as a non-cash transaction for the purposes of the Consolidated Statements of Cash Flows. As a result of this transaction, the noncontrolling interest holders were diluted to 40% of the issued and outstanding equity in Targeted Victory.
Redeemable Noncontrolling Interest
The Company’s redeemable noncontrolling interests relates to its shareholding in Volanti Media (Holdings) Ltd (“INK”), through its consolidated subsidiary, Travel Content Ltd. (“TCL”), and in Code and Theory, LLC (“Code and Theory”), through its consolidated subsidiary, Stagwell Performance Marketing & Digital Transformation, LLC (“Stagwell Digital”).
INK
The noncontrolling shareholders’ ability to redeem their shares is subject to the occurrence of certain events and the satisfaction of certain conditions, specifically employment termination conditions and the related

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
notices. As of December 31, 2019 and 2018, the Company determined the redemption option available to the noncontrolling shareholders were not currently redeemable, and in accordance with ASC 480, Distinguishing Liabilities from Equity were not adjusted to its estimated redemption value.
Code and Theory
Code and Theory has one noncontrolling shareholder that owns a put option, which if exercised would require the Company to redeem their shares, after customary closing conditions as outlined in the shareholders agreement. There are no limitations or restrictions on the noncontrolling shareholder’s ability to exercise the put option. In accordance with ASC 480, Distinguishing Liabilities from Equity, the put option is considered currently redeemable, and is measured at the greater of its estimated redemption value and accumulated profits and losses allocated to the noncontrolling interest in accordance with ASC 810, Consolidation.
The following table presents the changes in redeemable noncontrolling interests (in thousands):
	2019	2018
Balance as of January 1	$1,947	$1,794
Net income attributable to redeemable noncontrolling interests	1,263	153
Changes in redemption value	392	—
Balance as of December 31	$3,602	$1,947

15.
Fair Value Measurements

The Company evaluates the fair value of certain assets and liabilities using the fair value hierarchy. Fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. In determining the fair value, we use valuation techniques that require us to maximize the use of observable inputs and minimize the use of unobservable inputs. As a basis for considering such assumptions, we apply the three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1
Observable inputs such as quoted prices in active markets;

Level 2
Inputs other than quoted prices in active markets that are observable either directly or indirectly;

Level 3
Unobservable inputs of which there is little or no market data, which require the Company to develop its own assumptions.

Financial Instruments Measured at Fair Value on a Recurring Basis
The following table presents information about our financial instruments measured at fair value on a recurring basis, and indicates the fair value hierarchy of each instrument:
	December 31, 2019
	Level 1	Level 2	Level 3	Total
Assets
Call options	$—	$—	$505	$505
Preferred Shares	—	—	16,589	16,589
Liabilities
Interest rate swaps	—	—	400	400

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
	December 31, 2018
	Level 1	Level 2	Level 3	Total
Assets
Call options	$—	$—	$528	$528
Preferred Shares	—	—	14,427	14,427
The Company holds call options to acquire certain additional amounts of equity interest of its subsidiaries. These options are considered to be Level 3 fair value measurements since they utilize unobservable inputs for which there is little or no market data and which require the Company to develop its own assumptions. Management determines fair value of options utilizing a Black Scholes model. Key assumptions include the fair value of the underlying equity instruments, term of the options and equity volatility estimates.
The summary of fair value changes of outstanding options held by the Company are presented below (in thousands):
	2019	2018
Balance as of January 1	$528	$7,563
Change in fair market value	(23)	5,797
Exercise and cancellation of options in connection with step acquisitions	—	(11,562)
Options recorded as part of noncontrolling interest	—	(1,838)
Purchase of new options	—	568
Balance as of December 31	$505	$528
The Company owns preferred shares in Finn Partners. These shares were determined by management to be available-for-sale investments and are recorded at fair value at each reporting period. These preferred shares are considered to be Level 3 fair value measurements since they utilize unobservable inputs for which there is little or no market data and which require the Company to develop its own assumptions. Management determines fair value of preferred shares utilizing an option pricing model. Key assumptions include enterprise value and future growth rates of Finn Partners.
The summary of fair value changes of the preferred shares held by the Company are presented below (in thousands):
	2019	2018
Balance as of January 1	$14,427	$7,541
Interest earned on investment	600	338
Purchase of additional preferred shares	—	5,000
Change in fair market value	1,562	1,548
Balance as of December 31	$16,589	$14,427
Due to the short-term nature, the carrying values of cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accruals and other liabilities approximate fair value.
Financial Liabilities that are Measured at Fair Value on a Nonrecurring Basis
The carrying amount of our long-term debt closely approximates its fair value as of December 31, 2019 due to its variable interest rates. The fair value is based on quoted market prices in markets that are not active and is classified as Level 2 within the fair value hierarchy.
Non-financial Assets and Liabilities that are Measured at Fair Value on a Nonrecurring Basis
Certain non-financial assets and liabilities are recorded at fair value on a nonrecurring basis and accordingly are not measured and adjusted to fair value on an ongoing basis but are subject to periodic evaluations for

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
potential impairment. These assets and liabilities include goodwill, intangible assets, property and equipment, other noncurrent assets and other noncurrent liabilities (Level 3 fair value assessments) and right-of-use lease assets (a Level 2 fair value assessment). As of December 31, 2019, and 2018, the Company has not recognized an impairment on these non-financial assets and liabilities.
16.
Employee Benefit Plans

Defined Contribution Plan
The Company’s US based businesses maintain 401(k) plans (collectively, the “401(k)”), which provide for tax-deferred contributions of employees’ salaries. Each eligible employee may elect to contribute up to the maximum amount allowed by the Code of the employee’s annual compensation to 401(k). We may match a percentage of employee contributions to 401(k). The total matching contributions funded to the 401(k) were $2.5 million and $1.3 million for the years ended December 31, 2019 and 2018, respectively, and were recorded as part of cost of services sold or office and general expenses in the Consolidated Statements of Operations and Comprehensive Income.
Our UK based businesses operate a defined contribution plan that complies with the local laws in that country. The plan provides a tax deferred contribution to the employees’ salaries, limited to a maximum annual amount established by the relevant government body of the specific country. Our businesses provide for a matching contribution that meets the minimum percent requirement. The total matching contributions made by our UK businesses totaled $1.0 million and $0.5 million for the years ended December 31, 2019 and 2018, respectively, and were recorded as part of cost of services sold or office and general expenses in the Consolidated Statements of Operations and Comprehensive Income.
Long-Term Equity Incentive Plan
The Company established the Long-Term Equity Incentive Plan (the “Equity Plan”) as a means for providing long term incentives for certain key officers and members of Brand management. These individuals are eligible to earn nonvoting equity interests in their respective companies. The Equity Plan provides the Brands key officers and members of management with an opportunity to participate in the distribution of the future profits of the Company by granting profit interest units and other incentive awards. The vesting of the awards is typically conditioned, amongst other things, upon occurrence of an Initial Public Offering (“IPO”) or other qualified liquidity events (“change in control events”). As of December 31, 2019, the Company determined that it is not probable that the change in control events will occur and, as such, compensation expenses related to these awards were not recognized in the financial statements as of and for the years ended December 31, 2019 and 2018.
17.
Income Taxes

The Company’s Income before taxes and equity in (losses) earnings of unconsolidated affiliates, and Provision for income taxes consisted of the following (in thousands):
	Years ended December 31,
	2019	2018
Income before taxes and equity in (losses) earnings of unconsolidated affiliates
United States	$23,215	$26,189
Foreign	7,677	(5,190)
Income before taxes and equity in (losses) earnings of unconsolidated affiliates	$30,892	$20,999
Current tax expense
Federal	$3,300	$2,840
State	2,202	1,403

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
	Years ended December 31,
	2019	2018
Foreign & other	5,062	1,709
Total current income tax expense	10,564	5,952
Deferred tax benefit
Federal	1,279	(270)
State	351	(75)
Foreign	(2,190)	(1,113)
Total deferred tax benefit	(560)	(1,458)
Total provision for income taxes	$10,004	$4,494

Deferred tax assets and liabilities result from differences between assets and liabilities measured for financial reporting purposes and those measured for income tax return purposes.
The table below summarizes the significant components of deferred tax assets and liabilities (in thousands):
	December 31, 2019	December 31, 2018
Deferred tax assets
Net operating loss	$7,223	$4,573
Tax credits	800	—
Deductible start-up costs	752	831
Accruals and other liabilities	322	252
Allowance for doubtful accounts	162	136
Right-of-use asset – operating leases	4,634	—
Other, net	420	—
Less: Valuation allowance	(2,945)	(3,551)
Total deferred tax assets	11,368	2,241
Deferred tax liabilities
Intangible assets, net	24,595	14,918
Property and equipment, net	396	201
Deferred costs, net	902	—
Advance billings, net	387	—
State taxes, net	262	—
Accrual to cash difference	1,466	—
Operating lease liability	4,634	—
Other, net	134	47
Total deferred tax liabilities	32,776	15,166
Total deferred tax liabilities, net	$21,408	$12,925
As of December 31, 2019, we had $16.6 million of net operating losses (“NOL”) related to federal and state income taxes at StagTech. The NOL’s generated prior to December 12, 2018 are subject to IRC Section 382 limitations and any future ownership changes may cause the Company’s existing tax attributes to have additional limitations. The NOL carryforward will begin to expire in 2032. Based on the assessment of

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
recoverability of deferred tax assets and expected future taxable profits for StagTech, a valuation allowance of $2.8 million has been provided against deferred tax assets as of December 31, 2019 and 2018.
As of December 31, 2019, we had $10.6 million of NOL’s at TSA that consists of $10.8 million that was acquired in the TSA transaction, which are subject to IRC Section 382 limitations. A valuation allowance of $0.1 million has been provided against capital losses incurred at The Search Agency that are not “more likely than not” to be realized. The NOL carryforward will begin to expire in 2029.
A reconciliation of income tax expense using the U.S. federal income tax rate compared with actual income tax expense is as follows (in thousands):
	Years ended December 31,
	2019	2018
Income before taxes and equity in (losses) earnings of unconsolidated affiliates	$30,892	$20,999
Theoretical tax of 21%	6,487	4,410
Impact of flowthrough entity structure	(2,608)	(1,903)
Foreign, net	1,256	679
Restructuring	2,764	—
State taxes, net	2,043	1,328
Other	62	(20)
Total provision for income taxes	$10,004	$4,494
The Company is a limited liability company classified as a disregarded entity for U.S. federal income tax purposes, and as such is not subject to taxes from a U.S. federal income tax perspective. The theoretical tax rate of 21% has been used to capture the U.S. federal taxes of the corporations owned by the Company and recorded in the Consolidated Statements of Operations and Comprehensive Income.
The significant drivers of the effective tax rate relate to the segmentation of income between the portion subject to entity level tax and the portion of income reported directly by the Member, as well as the restructuring of the Forward PMX group.
There were no uncertain tax positions taken by us as of December 31, 2019 and 2018 that are not more likely than not to be sustained upon examination. Years ended December 31, 2015 and later remain subject to examination by U.S. federal authorities and various state and foreign authorities. There are currently no audits in progress.
18.
Segment Information

The Company determines an operating segment if a component (i) engages in business activities from which it earns revenues and incurs expenses, (ii) has discrete financial information, and is (iii) regularly reviewed by the Chief Operating Decision Maker (“CODM”) to make decisions regarding resource allocation for the segment and assess its performance. After performing this analysis, the Company determined that each of its Brands are an operating segment.
Once its operating segments were identified, the Company performed an analysis to determine if aggregation of operating segments is applicable under ASC 280, Segment Reporting. This determination is based on a quantitative analysis of historic and projected long-term results of operations for each operating segment, together with a qualitative assessment to determine if operating segments have similar economic and operating characteristics.
The CODM uses Adjusted EBITDA (defined below) as a key metric, to evaluate the operating and financial performance, identify trends, develop projections and make strategic business decisions for each of the reportable segments.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
Adjusted EBITDA is defined as Net income before taxes and equity in (losses) earnings of unconsolidated affiliates, plus depreciation and amortization, interest expense, deferred acquisition consideration adjustments, and other items, net. Other items, net includes items such as acquisition- related expenses, other non-recurring items and other restructuring costs.
The six reportable segments that resulted from applying the aggregation criteria are discussed below. We also report results, as further detailed below, for the “Corporate” group.
•
Digital — Marketing: includes Brands that support the delivery of content, commerce, service and sales using online channels. These Brands create websites, back-end systems and other digital environments allowing consumers to engage with Brands using search engine optimization, bots, search engine marketing, influencer & affiliate marketing, email marketing, customer relationship management and programmatic advertising. Brands include Code and Theory, Forward PMX Group, MMI Agency and Stagwell Technologies;

•
Digital — Content: includes Brands that create online and offline content supported by ad sales to help clients target niche B2B audience and general consumers. Brands include Multi-View, INK and Observatory;

•
Research — Technology: includes a single Brand, National Research Group, which conducts qualitative and quantitative research among consumers on behalf of theatrical, television, streaming content creators, gaming companies and technology companies to attract and engage consumers;

•
Research — Corporate: includes Brands that conducts qualitative and quantitative research among consumers and B2B audiences to help companies understand their purchase intent habits and trends to aid in marketing decisions and product development, views of brand and corporate reputation and the use of research for public release. Brands include Harris Insights and Analytics and HarrisX;

•
Communications, Public Affairs and Advocacy: includes Brands that provides strategic communications through traditional media relations, social media and in-person engagements, as well as utilizing digital channels to mobilize and raise funds from supporters and constituents to support political candidates and issue organizations in the public arena. Brands include SKDK, Targeted Victory and Wye Communications;

•
All Other: includes Brands that create, produce, and promote advertising through traditional and digital channels, provides public relations, online reputation and digital privacy solutions for individuals and businesses. Brands include Scout, Reputation Defender and Collect, Understand and Engage (“CUE”); and

•
Corporate: Corporate includes expenses incurred by our corporate function. These costs primarily consist of office and general expenses, salaries and related employee-related expenses that are not fully allocated to the operating segments. These costs include salaries, long-term incentives, bonuses and other miscellaneous benefits for corporate office employees, corporate office expenses, professional fees related to financial statement audits and legal, information technology and other consulting services that are engaged through our corporate office, and depreciation incurred on our corporate office.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The tables below provide summarized financial information for each of our reportable segments
(in thousands):
	Years ended December 31,
	2019	2018
Total Revenue:
Digital – Marketing	$208,343	$168,859
Digital – Content	157,546	34,221
Research – Technology	58,353	56,187
Research – Corporate	51,968	52,388
Communications, Public Affairs & Advocacy	112,388	79,397
All Other	40,068	35,380
Total Revenue	$628,666	$426,432
Adjusted EBITDA:
Digital – Marketing	$36,511	$24,550
Digital – Content	22,475	3,623
Research – Technology	14,553	13,950
Research – Corporate	8,739	7,379
Communications, Public Affairs & Advocacy	18,213	20,540
All Other	88	3,827
Corporate	(1,736)	(3,421)
Total Adjusted EBITDA	$98,843	$70,448
Reconciliation to Income before taxes and equity in (losses) earnings of unconsolidated affiliates:
Depreciation and amortization	(35,729)	(21,775)
Interest expense, net	(8,659)	(6,406)
Other (expense) income, net	(1,144)	11,443
Deferred acquisition consideration adjustments	(15,652)	(28,327)
Other items, net	(6,767)	(4,384)
Income before taxes and equity in (losses) earnings of unconsolidated affiliates	$30,892	$20,999
Depreciation and amortization:
Digital – Marketing	$11,786	$5,456
Digital – Content	11,570	3,792
Research – Technology	1,815	1,765
Research – Corporate	2,320	2,243
Communications, Public Affairs & Advocacy	4,148	3,034
All Other	3,015	2,490
Corporate	1,075	2,995
Total Depreciation and amortization	$35,729	$21,775

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
The table below provides a summary of our long-lived assets, comprising of fixed assets, goodwill and intangibles assets, and right-of-use assets — operating leases, net of applicable accumulated depreciation and amortization, by geographic region (in thousands):
	December 31, 2019	December 31, 2018
Property and equipment, net
United States	$29,277	$20,515
United Kingdom	3,294	2,474
Total	$32,571	$22,989
Goodwill and Intangible assets, net
United States	$405,765	$310,292
United Kingdom	115,987	121,603
Total	$521,752	$431,895
Right-of-use assets – operating leases
United States	$62,241	$—
United Kingdom	9,482	—
Total	$71,723	$—
The CODM does not use segment assets to allocate resources or to assess performance of the segments and therefore total segment assets have not been disclosed.
19.
Related Party Transactions

The Stagwell Group engaged certain of our companies to provide services for the Stagwell Group for interagency customers (collectively referred to as “Related Party Work”). Our Related Party Work represented $1.9 million and $0.8 million of accounts receivable due from the Stagwell Group as of December 31, 2019 and 2018, respectively. Additionally, we recorded $3.3 million and $2.7 million of related party revenue and $0.1 million and $0.7 million of cost of service paid to the Stagwell Group, and $0.1 million and $0.6 million of other expenses, for the years ended December 31, 2019 and 2018, respectively, in connection with such Related Party Work.
In January 2019, the Stagwell Group assigned its rights to the subsidiary operating agreements to the Company. Within these operating agreements, each subsidiary is required to pay a management fee, no later than 30 days after the end of each quarter, of 2.5 percent of EBITDA for such quarter, not to exceed $250,000 annually. The management fee paid, or payable, by the Company’s subsidiaries are treated as intercompany transactions and are eliminated upon consolidation as of and for the year ended December 31, 2019. Total management fee incurred by the Company’s operating subsidiaries paid to the Stagwell Group was $2.6 million for the year ended December 31, 2018 and is recorded in office and general expense in the Consolidated Statement of Operations and Comprehensive Income.
The Fund from time to time makes additional equity investments in the Company. The investment may be either cash or non-cash in the form of its interest in companies acquired by the Fund. Non- cash contributions are recorded in Member’s equity at the value of the actual cash the Fund paid for the asset. Stagwell Media made additional non-cash investments in the Company of $71.2 million, including approximately $15.5 million for acquisitions of non-controlling interests, and $32.1 million, including approximately $1.5 million for acquisitions of non-controlling interests, for the years ended December 31, 2019 and 2018, respectively. Stagwell Media made cash investments in the Company of $4.0 million and $14.5 million for the years ended December 2019 and 2018, respectively. Additionally, the Company made cash distributions to the Fund of $38.0 million and $33.3 million for the years ended December 31, 2019 and 2018, respectively.

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
In the ordinary course of business, the Company enters into transactions with MDC Partners, Inc. (“MDC”). MDC is considered a related party due to: i) an affiliate of the Stagwell Group owning a minority ownership in MDC, and ii) the manager of the Stagwell Group, Mark Penn, is also the Chief Executive Officer and Chairman of the Board of Directors of MDC. In October 2019, the Company entered into an arrangement with an affiliate of MDC, in which the Company and the affiliate will collaborate to provide various services to a client of the affiliate. Under the arrangement, we are entitled to $0.7 million, which is expected to be recognized through the end of 2020. As of December 31, 2019, $0.4 million was due from the affiliate for services provided.
20.
Subsequent Events

Subsequent events have been evaluated through June 2, 2020, the date these consolidated financial statements were available for issuance.
On March 18, 2020, the Company increased the commitments on the New JPM Revolver by $60 million to $325 million.
On February 14, 2020, SKDK acquired Sloane & Company (“Sloane”) from MDC, a related party to the Company, for $19.6 million plus up to an additional $7.1 million dependent on Sloane reaching contractually defined operating goals in 2020 and 2021. Sloane is an industry-leading strategic communications firm, based out of New York. Sloane will extend SKDK’s current suite of services and allow for the expansion into the capital markets and special situations verticals.
On May 11, 2020, the Fund made the contingent payment of $64.3 million, recorded in Deferred acquisition consideration in the Consolidated Balance Sheet as of December 31, 2019, to SKDK as required under its Asset Purchase Agreement.
Beginning in December 2019, an outbreak of coronavirus (“COVID-19”) emerged in China and has spread to other parts of the world, including locations where the Company conducts business. On March 11, 2020, the World Health Organization announced COVID-19 had been declared a pandemic, and on March 13, 2020 the U.S. President announced a National Emergency relating to the disease. The spread of COVID-19 has caused significant volatility in the United States and international markets and, in many industries, business activity has virtually shut down entirely. While it is difficult to predict the full scale of the impact, including whether any such impact could materially impact our operations and cash flows, some of our Brands have experienced a negative impact to their operating results, primarily due to a downturn in the industries their customers operate in. The Company has taken actions to address the impact of the pandemic, such as working closely with our clients, reducing our expenses and monitoring liquidity. The full extent to which COVID-19 impacts the Company’s business will depend on future developments, which are highly uncertain and cannot be predicted, including additional actions taken to contain COVID-19 or treat its impact, among others. The Company’s business and financial results could be materially and adversely impacted.
The Company also adopted a remote-work policy and other physical distancing policies for its offices. The Company does not anticipate these policies to have any adverse impact on its ability to continue to operate its business.
Events Subsequent to Original Issuance of Financial Statements (Unaudited)
In connection with the reissuance of the financial statements, the Company has evaluated subsequent events through January 18, 2021, the date the financial statements were available to be reissued.
Proposed Transaction with MDC
On December 21, 2020, the Fund reached a definitive agreement with MDC for a potential merger between the Company and MDC (the “Proposed MDC Transaction”). If completed, the transaction will be treated as a reverse-merger, with the Company being deemed to be the accounting acquirer for GAAP

Stagwell Marketing Group LLC and Subsidiaries
Notes to Consolidated Financial Statements
purposes. The definitive agreement is subject to customary closing procedures for transactions of this nature and subject to several conditions, including obtaining relevant third-party consents. The definitive agreement allows for certain conditions under which the agreement can be terminated, including in instances where the required regulatory approvals are not obtained. No assurances can be given regarding the likelihood of obtaining such consents, obtaining such regulatory approvals, or ultimately completing the Proposed MDC Transaction.
Long-Term Debt
On November 13, 2020, we entered into a Second Amendment to our New JPM Syndicated Facility (“Second Amendment”) in contemplation of the Proposed MDC Transaction, where we amended the following terms: (i) the definition of Adjusted LIBOR is the mathematical calculation of LIBOR for a period equal to 1 month, 3 month or 6 months, multiplied by a fraction of the federal funds effective rate, (ii) the definition of ABR is the greatest of (a) the prime rate of interest announced from time to time by the Wall Street Journal, (b) the federal funds effective rate plus half of 0.5% and (c) Adjusted LIBOR for a one-month period plus 1.0%, and in the event (a), (b) or (c) result in an interest rate of less than 1.5%, the interest rate for the period is set to 1.5%, and (iii) the maturity date of the JPM Revolver is November 18, 2024, subject to the refinancing or termination of debt facilities held by MDC ninety-one days prior to their respective maturity dates. The Second Amendment also included a waiver for certain clauses related to legal entity restructuring activities that did not have any bearing on our covenant ratios, nor our ability to make further draws on our New JPM Revolver in 2020.
On November 13, 2020, the Company, JPM as administrative agent, and a group of lenders entered into a term loan agreement (“JPM Credit Agreement”) that provided the Company with a Delayed Draw Term Loan A in an aggregate principal amount of $90.0 million (“DD Term Loan A”). The DD Term Loan A will mature on November 13, 2023, provided that if the proposed transaction with MDC is not consummated within thirty days of the draw of the DD Term Loan A, the maturity date will be thirty-one days after the draw. Proceeds of the borrowing under the DD Term Loan A may be used for working capital and general corporate purposes of the Company and its subsidiaries, subject to certain restrictions. The Company may elect that borrowings in respect of the DD Term Loan A bear interest at an annual rate equal to either ABR or Adjusted LIBOR, as defined in the JPM Credit Agreement, plus a margin of 2% or 3%, respectively. The DD Term Loan A is payable in quarterly installments of principal and interest. Interest is calculated on the first Business Day after a draw on the DD Term Loan A, with principal payments due at a rate of 0.625% per quarter until November 13, 2021, at a rate of 1.25% thereafter, with the remaining balance due upon maturity. We currently have not made any draws on our DD Term Loan A.
2020 Acquisitions
On August 14, 2020, Code and Theory acquired Kettle Solutions, LLC (“Kettle”) for $5.6 million plus up to an additional $11.9 million, dependent on Kettle reaching contractually defined operating goals in 2020, 2021, 2022 and 2023. Kettle is an industry recognized web design and content creation firm that assists its customers in developing and executing marketing campaigns, based out of New York.
On October 30, 2020, Code & Theory acquired Truelogic Software, LLC (“Truelogic”) for $10.0 million plus up to an additional $15.0 million, dependent on Truelogic reaching contractually defined operating goals in 2020, 2021, 2022 and 2023. Truelogic is a Buenos Aires-based software development firm that assists customers in sourcing top South American engineering talent and developing small-scale software projects.